                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-2

                           GTECH HOLDINGS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  [GTECH LOGO]

                           GTECH HOLDINGS CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON AUGUST 4, 2003

                            ------------------------

To Our Shareholders:

  The Annual Meeting of Shareholders (the "Meeting") of GTECH Holdings Corporation (the "Company") will be held at 4:00 o'clock p.m. on Monday, August 4, 2003, at the Company's corporate headquarters, 55 Technology Way, West Greenwich, Rhode Island, for the following purposes:

     1. To elect three directors to serve for a three-year term;

     2. To vote on a proposal to approve the Company's Corporate Financials Management Incentive Plan for Chief Executive Officer and Senior Staff;

     3. To ratify the appointment of Ernst & Young LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending February 28, 2004; and

     4. To transact such other business as may properly come before the Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on June 13, 2003, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

     All shareholders are cordially invited to attend the Meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. Returning your proxy card does not deprive you of your right to attend the Meeting and vote your shares in person.

                                      By order of the Board of Directors,

                                      MARC A. CRISAFULLI, Secretary

June 19, 2003

                           GTECH HOLDINGS CORPORATION
                               55 TECHNOLOGY WAY
                            WEST GREENWICH, RI 02817
                            ------------------------

                                PROXY STATEMENT

     This proxy statement, which is being sent to shareholders on or about June 20, 2003, is furnished in connection with the solicitation of proxies by the Board of Directors of GTECH Holdings Corporation (the "Company") for use at the forthcoming Annual Meeting of Shareholders to be held on August 4, 2003 (the "Meeting"), and at any adjournments thereof.

     At the close of business on June 13, 2003, the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting, there were outstanding an aggregate of 57,845,928 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), the Company's only class of securities entitled to vote at the Meeting.

VOTING AND REVOCABILITY OF PROXIES

     Each share of Common Stock is entitled to one vote on all matters to come before the Meeting. In the election of directors, assuming a quorum is present, the three nominees receiving the highest number of votes cast at the Meeting will be elected. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for approval of each of Proposal 2 and Proposal 3, assuming that the total vote cast with respect to each respective Proposal represents a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. If a proxy is marked as "withhold authority" or "abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by such proxy will not be voted on such matter. Abstentions on Proposal 2 and Proposal 3 will be included within the number of shares present at the Meeting and entitled to vote for purposes of determining whether such matter has been authorized, but broker non-votes and other Specified Non-Votes will not be so included.

     Your proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company at the offices of the Company set forth above, by presenting a duly executed proxy bearing a later date or by voting in person at the Meeting, but your mere attendance at the Meeting will not revoke your proxy. Your proxy, when properly executed, will be voted in accordance with the specific instructions indicated on your proxy card. Unless contrary instructions are given, your proxy will be voted FOR the election of the three nominees for director, as provided in Proposal 1 below; FOR approval of the Company's Corporate Financials Management Incentive Plan for Chief Executive Officer and Senior Staff as provided in Proposal 2 below; FOR ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for fiscal 2004 as provided in Proposal 3 below; and, to the extent permitted by applicable rules of the Securities and Exchange Commission (the "SEC"), in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Meeting and any adjournments thereof. See "Other Matters" below.

                           1.  ELECTION OF DIRECTORS

     The Certificate of Incorporation and the By-Laws of the Company provide that the number of directors shall be such number, not less than six and not more than twelve, as the Board may designate, from time to time, by resolution, to be divided into three classes as nearly equal in number as possible. The Board of Directors by resolution currently has designated that eight directors shall constitute the whole Board. Lt. Gen. (Ret.) Emmett Paige, Jr., who has served as a director since 1997, will retire from the Board on the date of the Meeting at the completion of his current term at which time the number of directors constituting the whole Board will be reduced to seven. The class of directors which comes up for election at the Meeting consists of three directors each to be elected for a three-year term. The Board of Directors has nominated, and recommends the election by the shareholders of, the following three persons to serve as directors of the Company until the 2006 Annual Meeting, and until their successors are elected and have qualified, subject to earlier death, resignation, retirement or removal from office:

                               Burnett W. Donoho
                                James F. McCann
                                W. Bruce Turner

     Messrs. Donoho, McCann and Turner are presently serving as directors of the Company.

     Although the Board of Directors has no reason to believe that any of the nominees will be unable to serve, if such should occur, proxies will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for the election of more than three directors.

     The following table sets forth, as of May 12, 2003, certain information with respect to each of the above nominees for election as a director at the Meeting and each director whose term of office will continue after the Meeting:

                                                                          PRESENT
                                                              DIRECTOR     TERM
NAME, AGE AND OCCUPATION(1)                                    SINCE      EXPIRES
---------------------------                                   --------    -------
NOMINEES FOR ELECTION AT THE MEETING:
Burnett W. Donoho, 63.......................................    1992(2)    2003

     Consultant. Mr. Donoho served as President and Chief
     Executive Officer of Wellbridge Company, formerly Club
     Sports International (an operator of upscale health clubs) from November 1998 through September 2000. Prior to this, Mr. Donoho was a self-employed retail consultant from January 1998 to October 1998; Vice
     Chairman and Chief Operating Officer of Montgomery
     Ward, Inc., a privately held department store, from February 1997 through December 1997; a self-employed retail consultant from December 1994 through February
     1997; the Vice Chairman and Chief Operating Officer of
     Macy's East, a division of R. H. Macy & Co., Inc., a department store chain, from July 1992 until December
     1994; a member of Ernst & Young's Great Lakes
     Management Consulting Group from June 1991 to June
     1992; consultant to and superintendent of the Chicago
     Public Schools from November 1990 to May 1991; and
     President of Marshall Field and Co., a department store chain, from 1984 to June 1990. Mr. Donoho is also a director of OfficeMax, Inc.

James F. McCann, 51.........................................    2003(3)      --

     Chairman and Chief Executive Officer of
     1-800-Flowers.com, Inc., a leading company in the retail floral and gift industry, since 1976. Mr. McCann is a Member of the Board of Directors of Gateway Inc., The Boyds Collection, Ltd., Hofstra University,
     Winthrop University and Very Special Arts.

                                                                          PRESENT
                                                              DIRECTOR     TERM
NAME, AGE AND OCCUPATION(1)                                    SINCE      EXPIRES
---------------------------                                   --------    -------
W. Bruce Turner, 43(4)......................................    1999       2003

     President and Chief Executive Officer of the Company since August 2002. Previously, Mr. Turner served as
     Chairman of the Company from July 2000 until August
     2002, and as the Company's acting Chief Executive
     Officer from August 2000 through March 2001. Prior to this, Mr. Turner was an independent consultant and private investor from February 1999 to July 2000. Mr.
     Turner was a Managing Director, Equity Research, for
     Salomon Smith Barney (formerly Salomon Brothers) from
     January 1994 until February 1999; Director, Leisure
     Equity Research for Raymond James & Associates from
     October 1989 until January 1994; and Supervisor,
     Customer Relations for Tampa Electric Company from June
     1986 until October 1989. Prior to entering the private sector, Mr. Turner served as a Field Artillery Officer in the United States Army from May 1981 until May 1986.
     Mr. Turner is also a director of Ameristar Casinos, Inc.
DIRECTORS WHOSE TERMS CONTINUE BEYOND THE MEETING:

The Rt. Hon. Sir Jeremy Hanley KCMG, 57.....................    2001(3)    2005

     Member, European Advisory Board, of Credit Lyonnais, the French financial institution, since January 2000;
     Non-Executive Director of the Arab-British Chamber of
     Commerce, a trade organization, since January 1999;
     Senior Consultant, Europe, Middle East and Africa
     Division, for Kroll Inc., a risk consulting company, since May 2003; and Non-Executive Director of the ITE
     Group plc, an exhibition and conference organizer, since February 1998. Previously, Sir Jeremy Hanley was a Member of the United Kingdom Parliament from April
     1983 through May 1997, during which time he held various ministerial posts in the Government of the United Kingdom, including Cabinet Minister without
     Portfolio, Minister of State for Foreign and
     Commonwealth Affairs, Minister of State for the Armed
     Forces and Under-Secretary of State for Northern
     Ireland. Sir Jeremy Hanley has also served as the Chairman of the Conservative Party in the United
     Kingdom, where he is qualified as a chartered accountant.

Robert M. Dewey, Jr., 71....................................    1995       2004

     Retired. Mr. Dewey served as Senior Advisor, Donaldson,
     Lufkin & Jenrette, Inc. ("DLJ"), an investment banking firm, from January 1998 through December 1999.
     Previously, Mr. Dewey was the Chairman of Autranet,
     Inc., a wholly-owned subsidiary of DLJ, from January
     1996 to January 1998, and Managing Director,
     Institutional Equities Division, of Donaldson, Lufkin &
     Jenrette Securities Corporation, a subsidiary of DLJ, from 1983 through June 1995.

                                                                          PRESENT
                                                              DIRECTOR     TERM
NAME, AGE AND OCCUPATION(1)                                    SINCE      EXPIRES
---------------------------                                   --------    -------
Philip R. Lochner, Jr., 60..................................    2001(3)    2004

     Director. Mr. Lochner is a director of Apria Healthcare
     Group Inc., CLARCOR Inc., Solutia Inc. and the Company, and is a Member of the Board of Governors of the American Stock Exchange. Mr. Lochner served as Senior
     Vice President and Chief Administrative Officer of Time
     Warner, Inc., the media and entertainment company, from July 1991 through June 1998. Previously, Mr. Lochner served as a Commissioner on the United States
     Securities and Exchange Commission from March 1990 to
     July 1991.

Anthony Ruys, 55............................................    1996       2005

     Chairman of the Executive Board of Heineken N.V., a
     Netherlands-based international brewery group, since
     April 2002 and a Board Member since 1993. Prior to this, Mr. Ruys served as Vice Chairman of the Executive
     Board of Heineken from 1996 through April 2002, and, from 1974 to 1993, in increasingly senior positions within the Unilever Group, a Netherlands and U.K.-based consumer goods conglomerate. In addition, Mr. Ruys has served as a Member of the Dutch Tourist Board and as a Member of the Board of the Rembrandt Foundation, each since 1995, and in 2001 was elected to serve as a Member of the Board of the Robeco Group, a European investment fund company.

---------------
(1) Except as otherwise noted, the named individuals have had the occupations indicated (other than directorships) for at least five years.

(2) Mr. Donoho was a director of the Company from May 1990 to June 1991 and was again elected a director of the Company in October 1992.

(3) Messrs. McCann and Lochner and Sir Jeremy Hanley were elected by the Board of Directors in February 2003, January 2001 and April 2001, respectively, to serve as directors of the Company.

(4) See "Summary Compensation Table" and "Additional Information -- Employment Agreements and Arrangements" below.

NOMINATION OF DIRECTORS AND RELATED MATTERS

     The Company's Nominating Committee (see below) has recommended to the Board of Directors that Messrs. Donoho, McCann and Turner be approved, and they have been approved, as the Board's nominees for election as directors at the Meeting.

     The Company's By-Laws (Article II, Section 10) also permit shareholders entitled to vote in the election of directors to nominate candidates for election as directors, but, generally only if written notice of a shareholder's intention to do so has been received by the Company: (i) with respect to an election to be held at an Annual Meeting of shareholders, not less than 90 nor more than 120 days prior to the first anniversary date of the preceding year's Annual Meeting, except that if the date of the Annual Meeting at which the election is to be held is more than 30 days earlier or more than 70 days later than such anniversary date, such notice may be received by the Company not earlier than 120 days prior to such Annual Meeting and not later than the later of 90 days prior to such Annual Meeting or 10 days after the date the Company first publicly announces the date of the Annual Meeting; and (ii) with respect to an election to be held at a special meeting of shareholders, not earlier than 120 days prior to such special meeting and not later than 90 days prior to such special meeting or 10 days after the Company first publicly announces the date of the Annual Meeting, if later. The By-Laws set forth specific requirements for a shareholder's notice of intention to nominate directors, including, without limitation, specified information concerning the nominating shareholder and the person(s) proposed to be nominated, and reference is made to the By-Laws for such requirements.

INFORMATION CONCERNING MEETINGS AND CERTAIN COMMITTEES

     The Board of Directors held eight formal meetings during fiscal 2003 (which ended February 22, 2003), and also conferred informally and took formal action by unanimous written consent on occasion. The Board has the following standing committees: an Audit Committee, a Human Resources and Compensation Committee (formerly, the Compensation Committee), a Nominating Committee, and a Corporate Governance and Compliance Committee. The Audit Committee's members during fiscal 2003 were and currently are Messrs. Dewey and Donoho and Sir Jeremy Hanley. The primary role of the Audit Committee is to assist the Board in fulfilling the Board's responsibility to oversee management's conduct of the Company's financial reporting process. The responsibilities and processes of the Audit Committee are more fully described in the Audit Committee Charter under which the Committee operates. The Audit Committee Charter, which was adopted by the Board, is attached as Appendix A to this proxy statement. During fiscal 2003 the Audit Committee held three formal meetings and, in addition, the Chairman of the Audit Committee met with the Company's senior management and independent accountants three times to review the Company's quarterly financial results. See "Additional Information -- Report of the Audit Committee" below. The Human Resources and Compensation Committee's members during fiscal 2003 were and currently are Messrs. Donoho, Lochner, and Ruys and General Paige. The Human Resources and Compensation Committee assists the Board in overseeing the compensation of the Chief Executive Officer and the compensation practices of the Company, and such other matters as may be appropriately delegated by the Board from time-to-time. The Human Resources and Compensation Committee has, among its specific responsibilities, responsibility for reviewing and recommending to the Board appropriate base salary, and incentive opportunity and benefits levels for the Chief Executive Officer; reviewing and recommending (in light of the Chief Executive Officer's recommendations) base salary, and incentive opportunity and benefits levels for the Company's other executive officers; directing the administration of (and, when appropriate, recommending changes to) the Company's incentive compensation plans; and consulting with management, at its request, respecting compensation matters. During fiscal 2003, the Human Resources and Compensation Committee held six formal meetings, and also conferred informally and took formal action by unanimous consent on occasion. See "Additional Information -- Executive Compensation Report of the Human Resources and Compensation Committee" below. The Nominating Committee's members at the commencement of fiscal 2003 were Messrs. Turner, and Dewey and Mr. Howard S. Cohen, the Company's former President and Chief Executive Officer. In August 2002, the Company terminated Mr. Cohen's employment without cause and he left the Board. See "Employment Agreements and Arrangements" below. In October 2002, Messrs. Paige and Lochner were appointed as members of the Nominating Committee. The Nominating Committee makes recommendations to the Board concerning qualified candidates for election as directors. The Nominating Committee did not meet formally during fiscal 2003 but conferred informally on a number of occasions. The Corporate Governance and Compliance Committee's members during fiscal 2003 were and currently are Messrs. Dewey, Donoho, Lochner, and Ruys and General Paige and Sir Jeremy Hanley. The function of the Committee, which held four formal meetings during fiscal 2003, is to oversee matters of corporate governance and ethical compliance.

     During fiscal 2003, all directors attended in person or by conference telephone at least 75% of all formal meetings of the Board of Directors and committees of the Board on which they served, except that Mr. Ruys attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board on which he served.

COMPENSATION OF DIRECTORS

     During fiscal 2003, directors who were not employees of the Company, were entitled to annual directors' fees ("Annual Fees") at the rate of $30,000 per year, plus additional fees ("Other Fees") in the amount of $1,000 per day (other than for a day on which there was a meeting of the Board) for attending committee or other meetings or functions relating to Company business, plus $1,000 per day (other than a day for which such director received the aforementioned $1,000 per diem) for any day during which such director was required to spend more than five hours in connection with certain administrative matters relating to the Company's business. Directors also are reimbursed for expenses. The Company pays Annual Fees and Other

Fees in arrears and on a semi-annual basis. Messrs. Turner and Cohen were parties to employment agreements with the Company during fiscal 2003, and, accordingly were not eligible to receive, and did not receive, directors fees with respect to fiscal 2003. See "Additional Information -- Summary Compensation Table" and "--Employment Agreements and Arrangements," below. Non-employee directors of the Company are entitled, under the Company's 1998 Non-Employee Directors' Stock Election Plan, to elect to receive all or a portion of their directors' fees in the form of shares of Common Stock of the Company valued at fair market value.

     During fiscal 2003, the following respective amounts were paid to directors in cash as Other Fees: Mr. Dewey -- $8,000; Mr. Donoho -- $11,000; Sir Jeremy Hanley -- $9,000; Mr. Lochner -- $14,000; General Paige -- $12,000; and Mr.
Ruys -- $2,000.

     On August 7, 2002, each of the six non-employee directors then in office was granted, under the Company's 2002 Omnibus Stock Option and Long-Term Incentive Plan (the "2002 Plan"), non-qualified stock options to acquire 10,000 shares of the Company's Common Stock at a per share exercise price of $18.71. Such options become exercisable one-year from the date of grant and remain exercisable for a ten-year term. Such grants of stock options to non-employee directors were made under the 2002 Plan in the discretion of the Human Resources and Compensation Committee and replace the annual automatic grants of non-qualified stock options to non-employee directors that in previous years had been made under the Company's 1999 Non-Employee Directors' Stock Option Plan.

     The Board has recently revised the compensation arrangements respecting its non-employee directors. Effective with respect to fiscal 2004 (which began on February 23, 2003), in lieu of the compensation arrangements described above, each non-employee director shall receive an annual retainer of $50,000, an additional annual fee of $10,000 for each Board committee chaired by such director, and annual grants of 3,000 shares of restricted shares and non-qualified options to acquire 10,000 shares of the Company's Common Stock. In addition, new and existing directors shall receive one-time additional grants of 2,000 restricted shares and non-qualified options to acquire 5,000 shares of the Company's Common Stock. All such grants of non-qualified stock options and restricted shares shall be made subject to the terms of the 2002 Plan (or any successor plan), and it is the Company's intent that these grants shall vest ratably over four year years, subject to automatic vesting in certain circumstances in the event of a director's departure from the Board.

         2. APPROVAL OF THE CORPORATE FINANCIALS MANAGEMENT INCENTIVE PLAN FOR CHIEF EXECUTIVE OFFICER AND SENIOR STAFF

     The Human Resources and Compensation Committee of the Board of Directors has approved the Corporate Financials Management Incentive Plan for Chief Executive Officer and Senior Staff (the "Management Incentive Plan"), a performance-based plan, the material and features of which are summarized below. The full text of the Management Incentive Plan is attached as Appendix B to this proxy statement, and the discussion set forth below is subject in all respects to the full text of the Management Incentive Plan.

     BACKGROUND, PHILOSOPHY AND PURPOSE. It is the Company's philosophy that incentive compensation should be performance based and designed to provide incentives to achieve both short-term financial results and longer-term strategic objectives. In recent years, and specifically with respect to fiscal 2003, the Human Resources and Compensation Committee has taken into account both corporate and business unit achievement against objectively measurable metrics, and personal achievement against individual goals, in making incentive compensation awards to its senior executives. Recently, with effect for fiscal year 2004 and subsequent fiscal years (and subject to shareholder approval as provided herein), the Human Resources and Compensation Committee has acted to replace its existing methodology of making incentive compensation awards to its senior executives (the "Existing Plan") with two distinct plans: the Management Incentive Plan, described herein, which is based upon corporate and business unit performance, and a Management Business Objective (Management by Objectives) Plan (the "MBO Plan") that is based upon achievement against individual goals. The shareholders are not being asked at the Meeting to approve the MBO Plan.

     The Human Resources and Compensation Committee's principal objective in establishing two separate senior executive incentive compensation plans in the manner described above (subject to receiving shareholder approval at the Meeting) is to exempt awards made under the Management Incentive Plan from the limitations on deductibility set forth on Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     Section 162(m) of the Code limits to $1,000,000 the amount of compensation which may be deducted by the Company in any year with respect to payments made to any employee who serves as its Chief Executive Officer or as one of its four most highly paid executive officers other than its Chief Executive Officer (the "Named Officers"). Certain types of performance-based compensation, if approved by the shareholders and otherwise exempted from Section 162(m), are not subject to this limitation.

     The Management Incentive Plan is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Code and related regulations, thereby permitting the Company (subject to shareholder approval of the Management Incentive Plan) to deduct compensation paid under the Management Incentive Plan to Named Officers notwithstanding the limitations of
Section 162(m) of the Code.

     Section 162(m) of the Code requires that the Company's shareholders approve certain material terms of the plan, including the eligibility, business criteria and maximum amounts payable.

     SUMMARY OF TERMS. The primary focus of the Management Incentive Plan is to incentivize the Company's executives by rewarding the achievement of annual objectives. The Human Resources and Compensation Committee of the Board of Directors will administer the Management Incentive Plan and is responsible for designating eligible participants within a class consisting of the Company's senior staff (which currently numbers eight individuals) and its Chief Executive Officer, and establishing specific annual "performance targets" for each participant in the Management Incentive Plan. The performance targets have been set for fiscal 2004, and will be set for future years, based upon the following business criteria:

          Operating Income -- Ninety percent of the bonus payable to an eligible participant under the Management Incentive Plan with respect to a fiscal year shall be determined by reference to achievement against an operating income performance target. The operating income performance target shall be established annually and shall be defined on the basis of year-over-year increase in operating income at the corporate level (i.e., as measured by reference to consolidated Company financials) or, in the case of the Senior Vice President, Global Services, the global services level (i.e., as measured by reference to services division financials). Operating income resulting from acquisitions will be included in the corporate level calculation in the year of acquisition through an intra-year adjustment established by the Human Resources and Compensation Committee.

          Revenue Growth -- The remaining ten percent of the bonus payable to an eligible participant under the Management Incentive Plan with respect to a fiscal year shall be determined by reference to achievement against a revenue growth performance target. This revenue growth performance target shall be established annually and shall be defined on the basis of the Company's year-over-year annualized revenue growth rate determined by reference to the Company's gross revenues for the final quarter of each respective fiscal year.

     All performance targets shall be established while the outcome of performance against such targets remains substantially uncertain within the meaning of Section 162(m) of the Code.

     Concurrently with the selection of performance targets, the Human Resources and Compensation Committee shall establish an objective formula or standard for calculating the maximum bonus payable. Target bonuses under the Management Incentive Plan shall be set for each individual, but in no case will they exceed 90% of such individual's base salary, while the maximum bonus payable to an individual with respect to any fiscal year may not exceed two times the amount of the target bonus, or a maximum of the lesser of 180% of such individual's base salary, or $1,900,000.

     The Management Incentive Plan from time-to-time may be amended, suspended or terminated, in whole or in part, by the Human Resources and Compensation Committee, but no amendment will be effective without Board and shareholder approval if such approval is required to satisfy the requirements of Section 162(m) of the Code.

     CURRENT AWARDS. The Human Resources and Compensation Committee has established for fiscal 2004 performance targets for cash bonuses based upon operating income and revenue growth. The Human Resources and Compensation Committee believes that the specific targets constitute confidential business information, the disclosure of which could adversely affect the Company. Individuals will be eligible for cash bonuses for fiscal year 2004 at the maximum levels described above, subject to the attainment of the operating income, and revenue performance targets for the year and the Human Resources and Compensation Committee's ability to exercise its negative discretion to reduce the amount of any bonus. Because the Company's financial performance for fiscal 2004 (and future years) is not presently determinable, the amounts that the Company will pay under the Management Incentive Plan for fiscal year 2004 (and future years) are not yet determinable.

     INDICATIVE FISCAL 2003 BENEFITS PAYABLE UNDER THE MANAGEMENT INCENTIVE PLAN. Had the Management Incentive Plan been in effect with respect to fiscal 2003 (which it was not), the benefits payable under the Management Incentive Plan to the Chief Executive Officer, each other Named Officer, and all senior staff collectively would have been as follows (and would have constituted the aggregate payable under the Management Incentive Plan):

NAME AND POSITION                                              DOLLAR VALUE
-----------------                                              ------------
W. Bruce Turner, President and Chief Executive Officer......    $  647,507
David J. Calabro, Executive Vice President and Chief
  Operations Officer........................................    $  810,000
Jaymin B. Patel, Senior Vice President and Chief Financial
  Officer...................................................    $  585,000
Larry R. Smith, Senior Vice President and Chief Technology
  Officer...................................................    $  638,280
Donald R. Sweitzer, Senior Vice President...................    $  507,050
Howard S. Cohen, former President and Chief Executive
  Officer...................................................    $  969,120*
Senior Staff (in aggregate).................................    $5,386,717

---------------

* Assumes that Mr. Cohen served during all of fiscal 2003, and thereafter through the date of bonus payout under the Management Incentive Plan with respect to fiscal 2003.

     OTHER COMPENSATION. The Management Incentive Plan is not intended to be the exclusive means of compensating Named Officers. The Company does presently, and intends to continue in the future to, pay cash and other bonuses and other compensation to the Chief Executive Officer and senior staff, as authorized by the Human Resources and Compensation Committee, employment agreements, the Board of Directors or applicable law. As noted above, an incentive plan separate from the Management Incentive Plan, the MBO Plan, has been adopted under which the Chief Executive Officer and senior staff may be eligible to receive additional incentive bonuses based upon the achievement of individual goals. As presently structured, bonuses under the MBO Plan may not exceed 10% of a participant's base salary with regards to a fiscal year.

     SHAREHOLDER ACTION. The Board believes that the Management Incentive Plan provides important incentives that complement the Company's existing policies and other plans in linking significant portions of executive compensation to the Company's performance while permitting the Company to deduct bonuses paid to eligible participants notwithstanding the limitations on deductibility set forth in Section 162(m) of the Code. As noted in the Report of the Human Resources and Compensation Committee, however, the Board of Directors believes, that while it is desirable and in the best interest of the Company and its shareholders that the Management Incentive Plan comply with the requirements of Section 162(m) of the Code, it is also important that the Human Resources and Compensation Committee continue to retain the flexibility to make compensation decisions that may not meet Section 162(m) standards in appropriate cases.

     If the Company's shareholders do not approve the Management Incentive Plan, we currently contemplate that any cash bonuses for fiscal year 2004 for the Company's Chief Executive Officer and senior staff would be determined based on the Existing Plan. As described above, in such event, bonuses paid to a Named Officer would not be deductible by the Company by virtue of Section 162(m) of the Code, to the extent that (when combined with other non-exempt compensation paid) they exceed $1,000,000.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY'S CORPORATE FINANCIALS MANAGEMENT INCENTIVE PLAN FOR CHIEF EXECUTIVE OFFICER AND SENIOR STAFF.

                3.  RATIFICATION OF THE APPOINTMENT OF AUDITORS

     At the Meeting, Shareholders will be asked to ratify the selection of Ernst & Young LLP, independent certified public accountants, as auditors of the Company for its current fiscal year (which ends on February 28, 2004).

     Ernst & Young LLP have audited the financial statements of the Company for the period ended February 22, 2003 and the Board of Directors has selected Ernst & Young LLP as auditors of the Company for its fiscal year ending February 28, 2004, subject to ratification of this selection by the Shareholders. Services provided by Ernst & Young LLP have included work related to the audit of the financial statements and other related services.

     A representative of Ernst & Young LLP is expected to attend the Meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AS AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2004.

                               4.  OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action at the Meeting other than those set forth in the attached Notice and customary procedural matters. However, if any other matters should properly come before the meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by applicable rules of the SEC, in accordance with the judgment of the persons voting such proxies. In the latter regard, the Company intends to avail itself, with respect to the Meeting, of the provisions of Rule 14a-4(c)(i) under the Securities Exchange Act of 1934, as amended, which grant the persons voting the proxies discretionary authority to vote on any shareholder proposals presented at an Annual Meeting if the Company has not received notice at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the previous year's Annual Meeting or, when the date of the meeting has changed more than 30 days from the prior year, if the Company has not received such notice a reasonable time before it mails its proxy materials for the current year. The Company has received no notice of any shareholder proposal. The Company's By-Laws provide for advance notice requirements respecting shareholder proposals to be presented at shareholders' meetings which are identical to the notice requirements with respect to shareholder nominations of candidates for election as directors. See "Nomination of Directors and Related Matters" above.

                             ADDITIONAL INFORMATION

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth, as of May 9, 2003, certain information concerning the beneficial ownership of Common Stock by: (i) each person who was known by the Company to be the beneficial owner of more than 5% of such shares;
(ii) each director and nominee for director of the Company; (iii) each of the executive officers or former executive officers of the Company named in the Summary Compensation Table appearing later in this proxy statement; and (iv) all present directors and executive officers of the Company, as a group. Unless otherwise specified, such information is based upon information filed by such persons with the SEC provided to the Company by such persons or by other sources believed to be reliable.

                                                                 SHARES
                                                              BENEFICIALLY    PERCENT OF
NAME OF BENEFICIAL OWNER                                        OWNED(1)       CLASS(1)
------------------------                                      ------------    ----------
Morgan Stanley..............................................   4,710,627(2)      8.3%
1585 Broadway
New York, NY 10036
Barclays Global Investors, N.A. ............................   4,654,336(2)      8.2%
45 Fremont Street
San Francisco, CA 94105
W. Bruce Turner, director and executive officer.............   1,285,452         2.3%
Robert M. Dewey, Jr., director..............................     145,014           *
Burnett W. Donoho, director.................................      62,932           *
The Rt. Hon. Sir Jeremy Hanley KCMG, director...............      22,000           *
Philip R. Lochner, Jr., director............................      22,908           *
James M. McCann, director...................................       5,000           *
Lt. Gen. (Ret.) Emmett Paige, Jr., director.................      75,885           *
Anthony Ruys, director......................................      72,947           *
David J. Calabro, executive officer.........................     104,980           *
Jaymin B. Patel, executive officer..........................     122,924           *
Larry R. Smith, executive officer...........................     153,022           *
Donald R. Sweitzer, executive officer.......................      26,331           *
Howard S. Cohen, former director and executive officer......     316,386(3)        *
All present directors and executive officers, as a group (16
  persons)..................................................   2,283,526         4.0%

---------------
 *  less than 1%

(1) The shareholdings in this table include the following numbers of shares which the person has the right, upon exercise of options or otherwise, to acquire within 60 days following the date of this table: Mr. Turner (1,142,000), Mr. Dewey (120,000), Mr. Donoho (40,000), Sir Jeremy Hanley
    (20,000), Mr. Lochner (20,000), General Paige (60,000), Mr. Ruys (60,000),
    Mr. Patel (32,500), Mr. Smith (80,000), and Mr. Cohen (300,000). In
    addition, the shareholdings reflected in the table include unvested restricted stock in the following amounts, over which the holder has sole voting but not sole dispositive power: Mr. Turner (99,835), Mr. Dewey (2,000), Mr. Donoho (2,000), Sir Jeremy Hanley (2,000), Mr. Lochner (2,000),
    Mr. McCann (5,000), General Paige (2,000), Mr. Ruys (2,000), Mr. Calabro (91,576), Mr. Patel (68,241), Mr. Smith (53,784) and Mr. Sweitzer (15,480).

(2) Barclays Global Investors, N.A., and Morgan Stanley are institutional investment managers.

(3) Mr. Cohen left the Company in August 2002. Shareholdings are based upon the Company's records.

EXECUTIVE COMPENSATION REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

     Policies regarding executive compensation are set by the Human Resources and Compensation Committee (the "Committee") of the Board of Directors, and in some cases by the full Board, subject to the terms of applicable employment contracts, as discussed below, and possible consultation with and ratification by the Board in certain circumstances. The Committee had four members during fiscal 2003, General Emmett Paige, Burnett W. Donoho, Anthony Ruys and Philip R. Lochner, Jr., all of whom are outside independent directors.

Compensation Philosophy.

     The Committee believes that the Company must pay competitively to attract and retain qualified executives. To motivate executive personnel to perform at their full potential, the Committee believes that a significant portion of compensation should be incentive-based. This typically results in salary levels for Company executives around the median of competitive ranges, and bonuses, if performance is achieved, well above the median. While acknowledging the need to recognize individual performance in setting compensation, the Committee believes that it is of primary importance to reward executives based on corporate and business unit performance. This serves the dual purpose of encouraging teamwork among executives and also of supporting the Company's objective of increasing shareholder value.

     The Committee furthers believes that the Company's objective of increasing shareholder value is fostered by a compensation policy that requires the Company's Chief Executive Office and Senior Staff executives to own shares ("Shares") of stock in the Company, so as to more completely align the executives' own interests with the interests, generally, of the Company's stockholders. In furtherance of this policy, the Committee has adopted, with effect for fiscal 2004 and subsequent years, the Senior Staff Officer Stock Ownership Plan, which plan requires the Chief Executive Officer and members of the Company's senior staff to own Common Stock with a market value equal to or greater than specified percentages of their respective base salaries. See "Employment Agreement and Arrangements -- Company Plans" for a more detailed description of this plan.

     Finally, the Committee believes that it is important that it retain the flexibility to evaluate not only corporate, business unit and individual performance, but also all other circumstances and challenges facing the Company. Consequently, while rewarding the achievement of performance objectives is the primary focus of the Committee's compensation philosophy, the Committee may also use subjective criteria in setting and adjusting the base salary and (as described below) the annual bonus for executive officers.

Executive Officer Employment Agreements.

     Two individuals named in the Summary Compensation Table below were parties to employment agreements with the Company with respect to fiscal 2003. Mr. Turner, the Company's President and Chief Executive Officer, entered into an employment agreement with the Company in August 2002 (the "August 2002 agreement") following the termination of Howard S. Cohen's employment. Mr. Turner, a director of the Company and the Company's non-executive Chairman at the time he entered into the August 2002 agreement, had served for the period between July 2000 and March 2001 as the Company's Chairman and acting Chief Executive Officer under an employment agreement entered into with the Company in August 2000 (the "August 2000 Agreement"), which agreement was superceded in its entirety by the August 2002 Agreement. Mr. Cohen, the Company's President and Chief Executive Officer from March 2001 until the termination of his employment without cause on August 7, 2002, was party to an employment agreement with the Company entered into in March 2001. Mr. Cohen and the Company entered into a severance agreement on December 2002 setting forth the terms and conditions of Mr. Cohen's termination from the Company. See "Employment Agreements and Arrangements," below.

     The other executive officers named in the Summary Compensation Table below are not parties to employment agreements, and their compensation currently is determined based upon a review by the President and Chief Executive Officer and consideration of the principles set forth above and elsewhere in this report.

Principal Elements of Compensation.

     Compensation earned in the 2003 fiscal year, as reflected in the Summary Compensation Table, consisted primarily of salary, annual bonus, and awards of stock options and restricted stock. (Executive officers also received executive benefits and perquisites, as well as other benefits offered under Company sponsored broad-based plans.)

     Determination of Compensation. Target total compensation levels are determined after considering several factors including Company performance, responsibility level, internal pay equity and external pay practices. Competitive market data is provided by an independent compensation consulting firm retained by the Committee. Competitive data received by the Committee includes base salary, total cash consideration and long term incentive grants. In addition, the Committee periodically seeks recommendations of the above-referenced consultant.

     Base Salary. Executive officers' salaries are reviewed annually. In assessing whether salary increases are warranted with respect to those executive officers without employment agreements or in connection with discretionary increases under, or the amendment, extension or renewal of, an executive officer's employment agreement, the Company considers a number of factors, including corporate profitability, performance on the job, responsibility level, internal compensation equity, external pay practices for comparable companies (not necessarily including the Peer Group 1 or Peer Group 2 companies referred to in the Shareholder Return Performance Graph below), the relationship of salary to the median of competitive ranges and the executive officer's level of responsibility, experience and expertise, which factors may be given varying weights depending upon the circumstances.

     Annual Bonus. The Company's policy respecting the granting of annual bonuses is based primarily upon the aims of providing incentives for the achievement of corporate and business unit performance goals and secondarily upon the achievement of individual objectives. Mr. Turner's August 2002 agreement provides for Mr. Turner's performance bonus for fiscal 2003 to be determined within a specified range in accordance with performance metrics approved by the Human Resources and Compensation Committee. The August 2002 employment agreement further provides that Mr. Turner's 2003 performance bonus shall be prorated, but specifies that the Human Resources and Compensation Committee shall consider, in its complete discretion, whether Mr. Turner's performance with respect to fiscal 2003 justified an additional performance bonus. Mr. Cohen's employment agreement provided that, in the event of the termination of Mr. Cohen's employment without cause, the Company was obligated to pay him, in addition to other payments, a prorated bonus with respect to the year of termination. Executive officers named in the Summary Compensation Table without employment agreements receive annual bonuses at the discretion of the President and Chief Executive Officer and the Committee consistent with the principles outlined above. In keeping with the philosophy described above of encouraging the Company's executive officers to own stock in the Company, under the Company's Management Stock Bonus Program, a percentage of the annual bonus of executive officers (which percentage was set at 20% for fiscal 2003) must be (and additional amounts may be) paid in the form of restricted stock awards. See "Employment Agreements and Arrangements -- Company Plans" below.

     Stock-Based Incentive Awards. The Company's 2002 Omnibus Stock Option and Long-Term Incentive Plan (the "2002 Plan"), which permits the award of stock options, stock appreciation rights, restricted stock awards and performance awards, was approved by the shareholders of the Company at the 2002 Annual Meeting. The 2002 Plan provides for the granting of awards to officers and other key employees of the Company and its subsidiaries. The principal purpose of the 2002 Plan is to assist the Company in attracting and retaining officers and other key employees, and to motivate them to increase shareholder value by enabling them to participate in the value which has been created.

     Subject to such limitations as are provided for in the 2002 Plan, the aggregate number of annual grants to be made under the 2002 Plan, as well as the individuals to whom such grants shall be made and the amount of such individual grants, are all within the discretion of the Committee. The aggregate number of Shares subject to grant under the 2002 Plan, and predecessor plans of the Company, generally has been tied to specific financial targets which are set annually by the Committee and approved by the Board of Directors. In making individual awards, the Committee generally takes into account numerous factors, including the prospective recipient's level of responsibility, contribution, performance, experience, expertise and years of service, as well as external compensation practices and internal compensation equity considerations.

Rationale for Fiscal 2003 Compensation of Messrs. Turner and Cohen.

     Mr. Turner's August 2000 agreement, respecting his service as Chairman and acting Chief Executive Officer, was in effect from the commencement of fiscal 2003 until August 2002 and provided for an annual grants of 100,000 stock options on each of May 15, 2002 and August 9, 2002), and grants of restricted stock awards. Mr. Turner was not eligible to earn an incentive bonus under the August 2000 agreement. Mr. Turner's August 2002 agreement, respecting his service as Chief Executive Officer, provides for an annual base salary of $650,000, a one-time after tax payment of $100,000, an annual performance bonus of up to a maximum of two times his base salary, grants of stock options and restricted stock awards, and various benefits. The August 2002 agreement specifies that Mr. Turner's target performance bonus shall be 100% of his base salary, and that his performance bonus shall be based upon the achievement of targeted performance metrics (and, with regards to years after fiscal 2003, the achievement of certain specific annual objectives). The August 2002 agreement provides for Mr. Turner's fiscal 2003 performance bonus to be prorated, but specifies that the Human Resources and Compensation Committee shall consider whether Mr. Turner's fiscal 2003 performance justified the award of an additional performance bonus. Mr. Turner's performance bonus was determined in accordance with his August 2002 agreement, and the Human Resources and Compensation Committee, in light of the Company's extraordinary performance, exercised its discretion to award an additional performance bonus to Mr. Turner.

     Mr. Cohen's employment agreement, in effect from the commencement of fiscal 2003 until August 7, 2002 (the date of Mr. Cohen's departure from the Company), provided for an annual base salary of $525,000, and for a target annual performance bonus of 100%, and a maximum performance bonus of 200%, of his current base salary. Mr. Cohen and the Company entered into a Separation Agreement and Release, dated as of December 13, 2002, setting forth the terms and conditions of Mr. Cohen's termination from the Company. Under the terms of this severance agreement, and substantially in accordance with the terms of Mr. Cohen's employment agreement, the Company made a lump-sum payment to Mr. Cohen in the amount of $1,700,000 (before deduction of any required tax withholdings), which amount included (pursuant to the terms of Mr. Cohen's employment agreement) an amount equal to one year of Mr. Cohen's average cash compensation (i.e., the average base salary and performance bonus paid or payable to Mr. Cohen for fiscal 2002).

     See "Employment Agreements and Arrangements" below for further information about the terms of Mr. Cohen's agreements with the Company.

     The Committee intends to continue its practice of basing executive compensation primarily on corporate and business unit performance, and secondarily, on its qualitative evaluation of individual performance. The Committee believes that its compensation policies promote the goals of attracting, motivating, rewarding and retaining talented executives who will maximize value for the Company's shareholders.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 the amount of compensation which may be deducted by the Company in any year with respect to each of its highest paid executive officers. Certain types of performance-based compensation, if approved by stockholders and/or otherwise exempted by Section 162(m), are not subject to this limitation. It is believed that the Company's stock option plans in which executive officers are eligible to participate have been structured in such a way as to qualify as performance-based compensation not subject to the Section 162(m) limits on deductibility, and the Committee intends, subject to approval of the shareholders of the Corporate Financials Management Incentive Plan at the Meeting, to qualify a portion of executive officers' annual incentive bonuses so as to be exempt from such limits. However, the Committee believes that it is important to retain the flexibility to offer such compensation arrangements and plans as the Committee determines to be necessary from time to time to attract, retain and motivate executive officers without being constrained by considerations of Section 162(m) tax deductibility. See Proposal 2 -- "Approval of the Company's Corporate Financials Management Incentive Plan for Chief Executive Officer and Senior Staff."

Date: June 18, 2003

                                          The Fiscal 2003 Human Resources and
                                          Compensation Committee of the Board
                                          of Directors

                                          General Emmett Paige, Chairman
                                          Burnett W. Donoho
                                          Anthony Ruys
                                          Philip R. Lochner, Jr.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the annual and long-term compensation paid for fiscal years 2003, 2002 and 2001, to or for:
(i) each person who served as the Company's Chief Executive Officer at any time during fiscal year 2003; and (ii) each of the Company's four other most highly-compensated executive officers whose total annual salary and bonus for fiscal year 2003 exceeded $100,000 (collectively, the "Named Officers") for services rendered to the Company and its subsidiaries. Figures set forth in the following table, and in footnotes to this table, reflect the 2-for-1 stock split of Common Stock reflected in the form of a stock dividend distributed on May 23, 2002 to shareholders of record as of May 16, 2002.

                                                                                            LONG TERM COMPENSATION
                                                                                -----------------------------------------------
                                               ANNUAL COMPENSATION                     AWARDS                   PAYOUTS
                                    -----------------------------------------   ---------------------   -----------------------
                                                                    OTHER       RESTRICTED               LONG TERM    ALL OTHER
                                                                    ANNUAL        STOCK                   COMPEN-      COMPEN-
NAME AND                                    SALARY     BONUS*    COMPENSATION   AWARD(S)*    OPTIONS/     SATION       SATION
PRINCIPAL POSITION(1)               YEAR    ($)(2)     ($)(3)       ($)(4)        ($)(5)     SARS(6)      PAYOUTS      ($)(7)
---------------------               ----   --------   --------   ------------   ----------   --------   -----------   ---------
W. Bruce Turner...................  2003   493,846    760,000       448,467     1,794,421    465,000        --           70,474
President and                       2002   300,000         --        53,432            --    600,000        --           17,740
Chief Executive Officer             2001   165,000         --     1,498,345     2,031,250    400,000        --            4,250
David J. Calabro..................  2003   422,116    832,500     1,016,888       926,764    150,000        --           76,683
Executive Vice President and        2002   355,808    335,183       334,163       470,556    120,000        --           29,881
Chief Operating Officer             2001   288,538    325,000        76,113       539,063     60,000        --           20,932
Jaymin B. Patel...................  2003   322,692    626,250       763,565       996,220    120,000        --           59,285
Senior Vice President,              2002   293,461    302,523       423,780       639,664    110,000        --           26,692
Chief Financial Officer             2001   257,692    300,000       106,335       334,688     60,000        --           22,940
Larry Smith.......................  2003   392,539    656,010       175,144       845,788    120,000        --           75,749
Senior Vice President,............  2002   259,615    340,031       151,111       621,691    100,000        --           25,919
Chief Technology Officer
Donald R. Sweitzer................  2003   313,000    536,145     1,666,595       241,237     40,000        --           55,583
Senior Vice President,............  2002   312,500    280,432       186,821       373,762     42,000        --           27,686
Public Affairs                      2001   306,000    286,194        92,357       333,307     40,000        --           25,066
Howard S. Cohen...................  2003   285,385         --     1,494,387            --         --        --        2,401,924
Former President and                2002   504,808    538,388       560,929     1,531,151    400,000        --           38,986
Chief Executive Officer

---------------

 * For each Named Officer (except for Mr. Turner in fiscal 2002 and 2001 and Mr. Cohen in fiscal 2003) all or a portion of the bonus reflected in the "Bonus" column for fiscal years 2003, 2002 and 2001 was paid in the form of Restricted Stock and thus is also reflected in the "Restricted Stock Awards Column". Please see footnotes (3) and (5) for a more detailed description.

(1) Except as to Mr. Cohen (who left the company in August 2002), sets forth the names and principal positions of the Named Officers as of the end of fiscal 2003. Messrs. Cohen, Calabro and Smith commenced employment with the Company in March 2001, February 1999 and June 2001, respectively. Mr. Turner, who served as the Company's acting Chief Executive Officer from July 2000 until the appointment of Mr. Cohen as the Company's President and Chief Executive Officer in March 2001, also received compensation as a non-employee director of the Company through July 2000, which compensation is not reflected on this chart. See "Compensation of Directors" above and "Employment Agreements and Arrangements" below.

(2) Includes salary deferred under the Company's 401(k) retirement plan (the "Retirement Plan") and its Income Deferral Plan 1998.

(3) Includes the fair market value of restricted shares of the Company's Common Stock ("Restricted Shares") awarded under the Company's Management Stock Bonus Program to Messrs. Turner, Calabro, Smith, Patel and Sweitzer with respect to fiscal 2003, to Messrs. Cohen, Calabro, Patel, Sweitzer and Smith with respect to fiscal 2002 and to Messrs. Calabro, Patel and Sweitzer with respect to fiscal 2001, in lieu of a portion of their respective cash bonuses. See "Employment Agreements and Arrangements -- Company Plans" below, for a description of the Company's Management Stock Bonus Program. The value of awards of Restricted Shares under the Company's Management Stock Bonus Program with respect to fiscal 2003, fiscal 2002 and fiscal 2001 are also reflected in the "Restricted Stock Awards" column, and are more fully described in footnote 5, of this table.

(4) Includes: (i) personal benefits provided by the Company and payments under the Company's Executive Perquisites Program (which provides officers above a certain rank with a pre-established dollar amount for the purchase of benefits); (ii) taxable fringe benefits provided by the Company, including, without limitation, personal automobile and commercial airplane usage and/or allowances and the payment of relocation expenses and living allowances; and
    (iii) gross-ups for taxes with respect to benefits provided by the Company, including, without limitation, with respect to the Company's Executive Perquisites Program, restricted stock rights granted by the Company, and the Company's 1992 supplemental retirement plan (the "SRP"). The Company made payments under the Executive Perquisites Program to each of the Named Officers of $27,500 in fiscal 2003 and in each of the other fiscal years for which compensation is provided for such officer above, except that Mr. Turner received $11,500 in fiscal 2001. In addition, the Company provided taxable fringe benefits to the Named Officers in the following amounts: Mr. Turner -- $180,276 (2003) (including $71,526 paid with respect to relocation expenses), $3,242 (2002), and $29,030 (2001) (including $26,338 paid with respect to relocation expenses); Mr. Calabro -- $35,987 (2003), $18,917 (2002), and $12,200 (2001); Mr. Patel -- $8,863 (2003), $19,219
    (2002), and $24,489 (2001) (including $10,000 paid with respect to relocation expenses); Mr. Sweitzer -- $10,525 (2003), $13,750 (2002), and
    $20,845 (2001); Mr. Smith -- $49,461 (2003) (including $8,711 paid with respect to relocation expenses), and $50,315 (2002) (including $38,938 paid with respect to relocation expenses); and Mr. Cohen -- $6,450 (2003) (including $200 paid with respect to relocation expenses), and $256,080
    (2002) (including $239,830 paid with respect to relocation expenses). The gross-up payments for taxes were: Mr. Turner -- $240,691 (2003), $22,690
    (2002) and $36,819 (2001); Mr. Calabro -- $70,215 (2003), $45,396 (2002),
    and $36,413 (2001); Mr. Patel -- $68,447 (2003), $43,012 (2002), and $54,346
    (2001); Mr. Sweitzer -- $63,755 (2003), $42,999 (2002), and $44,012 (2001);
    Mr. Smith -- $98,183 (2003) and $73,296 (2002); and Mr. Cohen -- $27,557
    (2003), and $277,349 (2002). This column includes with respect to fiscal year 2003 gains realized by Messrs. Calabro, Patel, Sweitzer and Cohen upon the exercise of options to purchase shares of the Common Stock granted under the Company's stock plans in the following amounts: Mr. Calabro -- $883,186; Mr. Patel -- $658,755, Mr. Sweitzer -- $1,564,814, and Mr. Cohen $1,432,500.
    This column also includes with respect to fiscal 2003, a one-time payment of $100,000 to Mr. Turner under the terms of his August 2002 employment agreement and with respect to fiscal year 2001, gross-up payments in the amount of $1,420,996 made by the Company to Mr. Turner pursuant to the terms of Mr. Turner's employment agreement with the Company with respect to the 100,000 Restricted Shares which were issued to Mr. Turner under the Company's 2000 Restricted Stock Plan in accordance with his employment agreement. See "Employment Agreements and Arrangements" below.

(5) Represents the value of awards of Restricted Shares to the Named Officers under the Company's 2002 Omnibus Stock Option and Long-Term Incentive Plan, 2000 Omnibus Stock Option and Long-Term Incentive Plan, and 2000 Restricted Stock Plan (collectively, the "Plans"), calculated (except as provided below with respect to the Company's Management Stock Bonus Program) as of the date of award. None of the Named Officers receiving grants under the Plans was required to make any payment with respect to such grant, and each Named Officer will have the rights of a stockholder with respect to Restricted Shares held by him (whether or not vested), including the right to receive such dividends, if any, as are paid with respect to such Restricted Shares.

     The Company's Management Stock Bonus Program. This column includes the value of awards of Restricted Shares granted under the Plans pursuant to the Company's Management Stock Bonus Program, valued as of the last day of the fiscal year with respect to which the award was made. Under this program, as in effect for fiscal 2003 and 2002, each executive officer of the Company, including each Named Officer, was required to receive a portion of his or her incentive bonus in the form of Restricted Shares (the "Mandatory Stock Bonus Shares"), and may elect to receive an additional portion of his or her incentive bonus in Restricted Shares (the "Optional Stock Bonus Shares") which vest immediately upon grant, but are subject to transfer restrictions for two years from the date of award. In addition, each

     Named Officer received under the Company's Management Stock Bonus Program additional grants of Restricted Shares ("Supplementary Award Shares"), which vest in two or three years, as the case may be, assuming that the executive is continuously employed by the Company during the vesting period. (Mr. Turner did not participate in the Management Stock Bonus Program with respect to fiscal 2001 and 2002, and Mr. Cohen, who left the Company in August 2002, did not participate in the program with respect to fiscal 2003.) All such grants of Restricted Shares are subject to the terms and conditions of the Management Stock Bonus Program which are described more fully in "Employment Agreements and Arrangements -- Company Plans," below. The value of awards of Mandatory Stock Bonus Shares and Optional Stock Bonus Shares under the Company's Management Stock Bonus Program is also fully reflected in the "Bonus" column of this table. Additional information respecting awards of Restricted Shares under the Management Stock Bonus Program to the Named Officers with respect to fiscal 2002 and 2003 (including the vesting schedule of all such awards which vest in under three years) is as follows:

                                    FISCAL 2002                              FISCAL 2003
                       --------------------------------------   --------------------------------------
                                      NUMBER OF    NUMBER OF                   NUMBER OF    NUMBER OF
                       TOTAL NO. OF   RESTRICTED   RESTRICTED   TOTAL NO. OF   RESTRICTED   RESTRICTED
                        RESTRICTED      SHARES       SHARES      RESTRICTED      SHARES       SHARES
                          SHARES       VESTING     VESTING IN      SHARES       VESTING     VESTING IN
NAMED OFFICER            AWARDED      UPON GRANT   TWO YEARS      AWARDED      UPON GRANT   TWO YEARS
-------------          ------------   ----------   ----------   ------------   ----------   ----------
W. Bruce Turner......         --            --          --         36,735        27,900       6,975
David J. Calabro.....      6,850         5,302       1,326          7,640         6,112       1,528
Jaymin B. Patel......      7,776         5,982       1,494         14,942        11,495       2,873
Larry Smith..........      3,362         2,690         672         15,653        12,041       3,010
Donald R. Sweitzer...     14,604        11,092       2,772          8,856         6,888       1,722
Howard S. Cohen......     28,040        21,296       5,324             --            --          --

     Restricted Shares Held As of End of Fiscal 2003. As of February 22, 2003, the last day of fiscal 2003, the aggregate number and value of Restricted Shares held by each of the Respective Named Officers were as follows: Mr. Turner -- 51,000 Restricted Shares, valued at $1,389,240; Mr.
     Calabro -- 50,816 Restricted Shares, valued at $1,384,228; Mr.
     Patel -- 52,840 Restricted Shares, valued at $1,439,362; Mr.
     Smith -- 43,699 Restricted Shares, valued at $1,190,361, Mr.
     Sweitzer -- 6,176 Restricted Shares, valued at $168,234, and (based solely on the Company's records) Mr. Cohen -- 16,386 Restricted Shares, valued at $446,355.

(6) Represents the number of shares of Common Stock underlying stock options granted pursuant to the Company's 1997 Stock Option Plan, 2000 Plan and 2002 Plan. See "Stock Option Grants in Last Fiscal Year" below.

(7) Includes the dollar value of insurance premiums paid by the Company during the covered fiscal year with respect to life insurance maintained on the lives of each of the Named Officers, matching contributions and profit sharing contributions paid by the Company with respect to the Named Officers under the Retirement Plan, and amounts provided under the Company's Supplemental Retirement Plan ("SRP"). During or with respect to fiscal 2003, the Company: (i) paid insurance premiums with respect to life insurance maintained on the lives of the Named Officers in the following amounts: Mr. Turner -- $540; Mr. Calabro -- $3,630; Mr. Patel -- $1,324; Mr.
    Smith -- $12,757; Mr. Sweitzer -- $2,322; and Mr. Cohen -- $4,383; and (ii)
    made matching contributions under the Retirement Plan of $8,000 for each of the Named Officers; (iii) made profit-sharing contributions (except for Mr. Cohen) under the Retirement Plan of $10,000 for each of the Named Officers; and (iv) made contributions (except for Mr. Cohen) under the SRP for each of the Named Officers in the following amounts: Mr. Turner $51,934; Mr.
    Calabro -- $55,053; Mr. Patel -- $39,962; Mr. Smith -- $44,992; and Mr.
    Sweitzer -- $35,261. This column also reflects severance payments in the aggregate amount of $2,389,542 (which amount includes Mr. Cohen's prorated performance bonus for fiscal 2003) made by the Company to Mr. Cohen in fiscal 2003 related to his termination effective August 7, 2002. See "Employment and Severance Agreements and Arrangements" below.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning individual grants of stock options made during fiscal 2003 to Named Officers. All grants of stock options reflected in the following table were made pursuant to the Company's 1997 Stock Option Plan, 2000 Omnibus Stock Option and Long-Term Incentive Plan or 2002 Omnibus Stock Option and Long-Term Incentive Plan, and are subject to the terms of such Plans.

                                           INDIVIDUAL GRANTS(1)                        POTENTIAL REALIZABLE VALUE
                       ------------------------------------------------------------      AT ASSUMED ANNUAL RATES
                        NO. OF SHARES                                                  OF STOCK PRICE APPRECIATION
                          OF COMMON       % OF OPTIONS                                     FOR OPTION TERM(2)
                            STOCK          GRANTED TO      EXERCISE OR                -----------------------------
                         UNDERLYING       EMPLOYEES IN     BASE PRICE    EXPIRATION        5%              10%
NAME                   OPTIONS GRANTED     FISCAL YEAR       ($/SH)         DATE           ($)             ($)
----                   ---------------   ---------------   -----------   ----------   -------------   -------------
W. Bruce Turner......      100,000             4.7%           29.81       5/14/12     $1,874,734.88   $4,750,946.27
W. Bruce Turner......       50,000             2.4%           18.59        8/8/12        584,557.56    1,481,383.62
W. Bruce Turner......       50,000             2.4%           19.30       8/29/12        606,883.31    1,537,961.47
W. Bruce Turner......      265,000            12.5%           19.36        9/5/12      3,226,480.99    8,176,536.32
David J. Calabro.....      120,000             5.7%           23.30        4/2/12      1,758,389.38    4,456,103.92
David J. Calabro.....       30,000             1.4%           19.95       9/10/12        376,393.43      953,854.86
Jaymin B. Patel......      120,000             5.7%           23.30        4/2/12      1,758,389.38    4,456,103.92
Larry R. Smith.......      120,000             5.7%           23.30        4/2/12      1,758,389.38    4,456,103.92
Donald R. Sweitzer...       40,000             1.9%           23.30        4/2/12        586,129.79    1,485,367.97
Howard S. Cohen......      450,000            21.4%           23.30        (3)             (3)             (3)

---------------

(1) Grants reflected in this table were non-qualified options, and the exercise price was equal to the fair market value of a share on the date of grant. The numbers of shares of Common Stock underlying stock option grants, and exercise prices, set forth on this chart have been adjusted to reflect the 2-for-1 stock split of the Company's Common Stock with respect to stockholders of record as of May 16, 2002.

(2) Determined by multiplying: (a) the difference between: (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per-share exercise price of the option, by (b) the number of shares underlying the option at the end of fiscal 2003.

(3) Mr. Cohen left the Company in August 2002. Under the terms of the Non-Qualified Stock Option Agreement, dated April 3, 2002, by and between the Company and Mr. Cohen (pursuant to which the non-qualified stock options were granted), and the Separation Agreement and Release, dated December 13, 2002, by and among the Company, GTECH Corporation and Mr. Cohen, these options vested on August 7, 2002, the date that Mr. Cohen's employment with the Company terminated and were exercisable for six months thereafter. Mr. Cohen has recently sued the Company seeking compensation in respect of his attempt to exercise these options after their stated termination date. See "Employment Agreements and Arrangements" below.

AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS
VALUES

     The following table sets forth information concerning option exercises by Named Officers during fiscal 2003, and the value of all unexercised stock options held by Named Officers, as well as the number of shares of Common Stock of the Company underlying unexercised stock options held by Named Officers, as of February 22, 2003, the last day of fiscal 2003:

                                                            NUMBER OF SHARES OF          VALUE OF UNEXERCISED
                                                          COMMON STOCK UNDERLYING            IN-THE-MONEY
                              SHARES                         STOCK OPTIONS(1)              STOCK OPTIONS(2)
                            ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                        EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   -----------   -----------   -------------   -----------   -------------
W. Bruce Turner...........         --             --     1,200,000       265,000      $12,593,500    $2,088,200
David J. Calabro..........     55,000        883,050        30,000       250,000      $   118,200    $2,491,400
Jaymin B. Patel...........     40,000        658,725        45,000       210,000      $   325,150    $2,133,175
Larry R. Smith............         --             --        55,000       165,000      $   352,700    $1,058,100
Donald R. Sweitzer........    118,000      1,564,669        10,000        94,000      $    39,400    $1,088,425
Howard S. Cohen...........    100,000      1,432,500       300,000            --      $ 4,059,000            --

---------------
(1) All stock options reflected in this table were non-qualified options granted pursuant to the Company's 1994 Stock Option Plan, 1997 Stock Option Plan, 2000 Omnibus Stock Option and Long-Term Stock Option Plan or 2002 Omnibus and Long-Term Incentive Plan, and are subject to the terms of such plans.

(2) Calculated based upon the aggregate of the difference between: (i) $27.24, which was the per-share closing price of the Common Stock on the New York Stock Exchange on February 21, 2003, the last trading day of the Company's 2003 fiscal year, and (ii) the per-share exercise prices for those stock options which were in-the-money on that date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table sets forth as of February 22, 2003, the last day of the Company's fiscal 2003, information with respect to the Company's compensation plans (including individual compensation arrangements) under which shares of the Common Stock of the Company ("Shares") are authorized for issuance, aggregated as follows:

                                                                                       NUMBER OF SHARES
                                                                                      REMAINING AVAILABLE
                                            NUMBER OF SHARES TO                       FOR FUTURE ISSUANCE
                                              BE ISSUED UPON      WEIGHTED-AVERAGE       UNDER EQUITY
                                                EXERCISE OF       EXERCISE PRICE OF   COMPENSATION PLANS
                                                OUTSTANDING          OUTSTANDING       (EXCLUDING SHARES
                                             OPTIONS, WARRANTS    OPTIONS, WARRANTS   REFLECTED IN COLUMN
PLAN CATEGORY                                  AND RIGHTS(A)        AND RIGHTS(B)           (A))(C)
-------------                               -------------------   -----------------   -------------------
Equity compensation plans approved by the
  Company's shareholders..................       5,351,926             $16.64              4,809,100
Equity compensation plans not approved by
  the Company's shareholders..............               0                N/A                      0
Total.....................................       5,351,926             $16.64              4,809,100

HUMAN RESOURCES AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2003, decisions regarding executive compensation were made by the Human Resources and Compensation Committee, and in some cases by the full Board, subject to the terms of applicable employment agreements and ratification by the full Board in certain circumstances. Messrs. Donoho, Lochner and Ruys and General Paige were members of the Human Resources and Compensation Committee during fiscal 2003. See "Information Concerning Meetings and Certain Committees" and "Executive Compensation Report of the Human Resources and Compensation Committee of the Board of Directors" above. During fiscal 2003, no relationship existed that requires reporting under this section between an executive officer of the Company and any other entity which had an executive officer or director who served on the Human Resources and Compensation Committee or the Board of the Company.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     During fiscal 2003, the Company was party to employment agreements with Howard S. Cohen, who served as the Company's President and Chief Executive Officer from March 2001 until his departure from the Company in August 2002, and
W. Bruce Turner, who served as the Company's Chairman of the Board under an employment agreement entered into in August 2000, and who currently serves as the Company's President and Chief Executive Officer under an employment agreement entered into in August 2002 following the departure of Mr. Cohen from the Company. In addition, in December 2002 the Company entered into a severance agreement with Mr. Cohen. (All figures set forth in the discussion below respecting grants of stock options and restricted stock whenever made reflect the 2-for-1 stock split of the Common Stock effected in the form of a stock dividend distributed on May 23, 2002.)

Mr. Turner

     Mr. Turner entered into an employment agreement with the Company in August 2000, to serve as non-executive Chairman of the Board and acting Chief Executive Officer. This agreement became effective on August 9, 2000, continued in accordance with its terms for a period of two years, and was eventually superceded in its entirety by the current employment agreement between Mr. Turner and the Company (discussed below), which was entered into on August 6, 2002 upon the departure of Mr. Cohen from the Company. The August 2000 agreement provided for an annual base salary of $300,000, as well as various other benefits including, but not limited to, reimbursement for relocation expenses and housing costs (subject to certain limitations); use of an automobile; life insurance; medical coverage for Mr. Turner and his family; reimbursement for legal fees incurred by Mr. Turner associated with the negotiation and preparation of the agreement; and perquisites and other benefits available to senior executives. To the extent that Mr. Turner incurs any Rhode Island income tax liability for any deferred income payments he receives from previous employers, the Company is obligated under the August 2000 agreement to pay to him an amount in cash equal on an after tax basis to the sum of such Rhode Island state income taxes. Mr. Turner was not eligible to earn any incentive bonus under the August 2000 agreement.

     The August 2000 agreement provided for an initial grant to Mr. Turner of options to purchase 200,000 shares of Common Stock under the Company's 1997 Plan, and additional grants to Mr. Turner of options to purchase 100,000 shares of Common Stock under the 1997 Plan (or any successor plan) on each of November 15, 2000, February 15, 2001, May 15, 2001, August 15, 2001, November 15, 2001,
February 15, 2002, May 15, 2002 and August 9, 2002, provided that the August 2000 agreement had not terminated and that Mr. Turner remained Chairman as of each of the respective dates of grant. The August 2000 agreement additionally provided for a grant to Mr. Turner of options to purchase 200,000 shares of Common Stock in the event that, during the term of the August 2000 agreement, the Company hired and entered into an employment agreement with a Chief Executive Officer.

     The August 2000 agreement also provided for a grant of 200,000 shares of restricted shares to Mr. Turner under the Company's Restricted Stock Plan on August 9, 2000. Such restricted shares vested immediately, and required no payment from Mr. Turner. In addition, the August 2000 agreement required the Company to pay to Mr. Turner an amount necessary to offset all taxes on the restricted shares and such tax gross-up payments.

     The Company agreed to indemnify and hold Mr. Turner harmless, to the fullest extent permitted by law, for any claims, demands, and causes of action arising out of the services provided under the August 2000 agreement, as well as for any claims, demands or causes of action arising under a certain non-competition agreement between Mr. Turner and Citicorp as a result of Mr. Turner being retained by the Company.

     Under the August 2000 agreement, if Mr. Turner's employment with the Company had been terminated by reason of his death, discharge for cause (as defined in the agreement) or resignation for other than good reason (as defined in the agreement), Mr. Turner (or his estate, as the case may be) would have been entitled to receive his base salary through the effective date of such termination and any other amounts to which Mr. Turner would have been entitled to under the agreement up to the effective date of such termination. If Mr. Turner's employment had been terminated by reason of disability, discharge without cause or by reason of

Mr. Turner's resignation for good reason, he would have been entitled to receive the remaining amount of the base salary for the balance of the term of the agreement (as if the term had not been terminated). Mr. Turner also would have also generally been entitled to receive any additional benefits he may be entitled to under the express terms of the applicable benefits plans (other than bonus and severance plans), as well as to whatever medical coverage, if any, was required to be provided by applicable law.

     Mr. Turner's August 2000 agreement also provided that, irrespective of the reason for termination of Mr. Turner's employment with the Company, he would have been prohibited from competing with the Company during the term of the agreement, and for two years after the date of such termination.

     In the event of a change in control, as defined in the agreement, during the term of the agreement, Mr. Turner would have been entitled to receive $1,000,000. Mr. Turner was not eligible under the August 2000 agreement to receive any other compensation in the event of a change in control.

     In August 2002, following the departure of Mr. Cohen, the Company and Mr. Turner entered into an employment agreement that superceded in its entirety the August 2000 employment agreement, which had been scheduled to terminate in accordance with its terms on August 9, 2002. The August 2002 agreement provides for Mr. Turner to serve as President and Chief Executive Officer of the Company for a term of three years, subject to earlier termination as provided in the agreement, and for the Company to nominate Mr. Turner for reelection to the Company's Board of Directors at the Company's 2003 Annual Meeting, which it has done. See Proposal 1 -- "Election of Directors", above. Mr. Turner's August 2002 employment agreement also provides for Mr. Turner to receive a one-time after tax payment of $100,000, an annual base salary of $650,000, an annual performance bonus of up to a maximum of two times his base salary, and various benefits (including, without limitation, relocation expense reimbursement, an automobile allowance, life insurance, medical coverage, participation in the Company's Executive Perquisites Plan, and other deferred compensation plans and programs in a manner similar to other senior executives at the Company, as well as certain professional services). The August 2002 employment agreement provides for Mr. Turner's performance bonus to be determined with respect to each fiscal year during the term of the agreement (commencing with fiscal 2003) in accordance with the performance metrics (and, with respect to fiscal years after fiscal 2003, also in accordance with the management business objectives included in the Company's management incentive plan) approved annually by the Human Resources and Compensation Committee or the Board for all senior executives of the Company. The August 2002 employment agreement further provides for Mr. Turner's 2003 performance bonus to be prorated, but specifies that the Human Resources and Compensation Committee of the Board shall consider, in its complete discretion, whether Mr. Turner's performance with respect to fiscal 2003 justified an additional performance bonus. Mr. Turner's August 2002 employment agreement states that his target annual performance bonus (including, before prorating, his fiscal 2003 performance bonus) will be 100% of base salary, and that his performance bonus shall be paid in a mix of cash and discounted restricted stock (which shall not exceed 20% of the performance bonus with respect to 2003, and 30% of the performance bonus with respect to all other fiscal years) in such proportions and, generally on such terms, as the Human Resources and Compensation Committee, in its discretion, may decide.

     Pursuant to the terms of the August 2002 employment agreement, on September 6, 2002, Mr. Turner was granted under the Company's 2002 Omnibus Stock Option and Long-Term Incentive Plan (the "2002 Plan") options to purchase 265,000 shares of Common Stock, at a per-share option exercise price of $19.36, the fair market value of a share of Common Stock on the date of grant, and 41,000 shares of restricted stock. As specified in the August 2002 employment agreement, the options and restricted shares granted are scheduled to vest in equal installments on each of the first second, third and fourth anniversaries of the date of grant. Mr. Turner is eligible for consideration by the Human Resources and Compensation Committee for subsequent annual incentive compensation grants under the 2002 Plan, or any successor plan, in the discretion of the Human Resources and Compensation Committee.

     Under the August 2002 agreement, if Mr. Turner's employment with the Company is terminated by reason of his death, discharge for cause (as defined in the agreement) or resignation for other than good reason (as defined in the agreement), Mr. Turner (or his estate, as the case may be) is entitled to his base salary through the effective date of such termination, any accrued but unpaid performance bonus for the prior fiscal year, and any other amounts to which Mr. Turner would be entitled to under the agreement up to the effective date of such termination.

     If Mr. Turner's employment is terminated by reason of disability, discharge without cause or by reason of Mr. Turner's resignation for good reason, he is entitled under the terms of the August 2002 agreement to receive: (i) his base salary through the effective date of termination, (ii) an amount equal to one year of average cash compensation (defined as meaning, except as specified below, the average base salary and performance bonus paid or payable to Mr. Turner for the most recent complete fiscal year or fiscal years (up to three)),
(iii) any accrued but unpaid performance bonus in respect of the prior fiscal year, (iv) a prorated performance bonus payable in respect of the fiscal year of termination, if applicable, and (v) any other amounts to which Mr. Turner would be entitled under the employment agreement up to the effective date of termination. If Mr. Turner's employment is terminated for any reason specified in this paragraph prior to the end of the Company's fiscal 2004, average cash compensation shall mean an amount equal to Mr. Turner's base salary plus his targeted performance bonus for fiscal 2003, and the Company is required to continue for a period of one year (two years in the case of medical coverage) following the date of such termination the following benefits that Mr. Turner received under the employment agreement: (i) life insurance, (ii) participation in the Company's Executive Perquisites Plan, (iii) medical coverage, and (iv) executive tax preparation services. In addition, Mr. Turner shall become fully vested in all benefits accrued under Company benefit plans.

     Mr. Turner's August 2002 employment agreement provides that if his employment is terminated by the Company for any reason other than cause, or in the event that he resigns for good reason, within eighteen months after a change in control (as defined in the employment agreement), the Company will pay Mr. Turner a lump sum cash payment in lieu of the severance payments summarized above in an amount equal to 2.99 times the sum of (i) Mr. Turner's then current annual base salary in effect at the date of termination, plus (ii) the total performance bonus paid or payable to Mr. Turner from the Company for the most recent full fiscal year of the Company, plus (iii) the maximum amount allowable under the Executive Perquisite Program during the most recent calendar year of the Company. In addition, the Company shall pay Mr. Turner within 10 days after such termination (i) his base salary accrued through the date of such termination at the rate in effect immediately prior to such date; (ii) any accrued but unpaid performance bonus for the prior fiscal year; (iii) any prorated performance bonus up to the date of such termination calculated by reference to Mr. Turner's target performance bonus, as determined by the Human Resources and Compensation Committee for the current fiscal year; and (iv) any other amounts to which Executive is entitled under the terms of the employment agreement hereof up to the date of such termination. (If the date of such termination occurs on or before August 6, 2003, the performance bonus will be the target performance bonus for fiscal year 2003).

     In addition, in the event of the termination of his employment by reason of a change of control, Mr. Turner (together with, as applicable, his beneficiaries and dependents, will become fully vested in, and would continue for three years to participate fully in (at no additional cost to Mr. Turner) all life insurance plans, retirement plans, accident and health plans and other welfare plans maintained or sponsored by the Company prior to termination. The Company is also required to pay Mr. Turner an amount equal to the sum of all benefits accrued under the Company's non-qualified plans, and 2.99 times the average benefit accrued and/or Company contributions made to the retirement plans and non-qualified plans over the last three years. Mr. Turner's August 2002 agreement further provides for the payment to Mr. Turner of amounts equal to any excise tax due as any payment or benefit constituting a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986 (the "Code"), together with amounts necessary to gross-up Mr. Turner for any taxes due with respect thereto.

     Mr. Turner agrees under the terms of the August 2002 agreement: (i) during the term of the agreement and for three years thereafter, to provide reasonable assistance to the Company in connection with any litigation and/or governmental investigation or review involving the Company (subject to receiving reasonable compensation and reimbursement of expenses), (ii) to not knowingly use for his own benefit or disclose to any person any confidential information relating to the Company (subject to standard exceptions), (iii) that all intellectual property rights relating to the business of the Company developed during the period of his employment with the Company are owned by the Company; and (iv) during the term of the agreement and for two years thereafter, not to engage in any lottery business (as defined in the agreement) anywhere in the world, or disturb or interfere with any business relationship between the Company and its customers, suppliers or business associates (including its employees).

Mr. Cohen

     In March 2001, the Company entered into an employment agreement with Mr. Cohen. Mr. Cohen's employment agreement, as subsequently amended, provided for Mr. Cohen to serve as the Company's President and Chief Executive Officer (and to serve as a director and/or officer of any subsidiary or affiliate of the Company) for a term of employment which commenced on March 12, 2001 and which was to continue for three years thereafter, subject to earlier termination in the event of Mr. Cohen's resignation, death or disability (as defined in the agreement) or upon discharge of Mr. Cohen by the Company either with or without cause (as defined in the agreement). Mr. Cohen's agreement provided for an annual base salary of $525,000, an annual performance bonus of up to a maximum of two times his base salary, and life insurance and various other benefits (including, but not limited to, reimbursement, of certain relocation costs incurred by him, an automobile allowance, medical coverage, participation in the Company's Executive Perquisites Plan and other company deferred compensation plans and programs in a manner similar to other senior executives of the Company, certain professional services and indemnification with respect to certain incremental Rhode Island State income tax liability incurred as a direct result of Mr. Cohen's relocation from Illinois to Rhode Island). The agreement provided that Mr. Cohen's performance bonus was to be determined with respect to each fiscal year during the term of the agreement (including fiscal 2003), in accordance with the performance metrics included within the Company's Management Incentive Plan, as approved annually by the Human Resources and Compensation Committee of the Board, for all senior executives of the Company. Mr. Cohen's agreement stated that Mr. Cohen's annual target performance bonus would be 100% of his base salary, and that it shall be paid by the Company as a mix of cash and discounted restricted stock (which shall not without Mr. Cohen's consent exceed 30% of his performance bonus) at the discretion of the Human Resources and Compensation Committee.

     The agreement further provided for Mr. Cohen to be appointed to the Board. Mr. Cohen was reelected to the Board at the Company's 2001 Meeting.

     Mr. Cohen's employment agreement provided for an initial grant of 400,000 stock options under the Company's 2000 Omnibus Stock Option and Long-Term Incentive Plan (the "2000 Plan"), and that Mr. Cohen would be eligible for additional annual option grants at the discretion of the Human Resources and Compensation Committee. Mr. Cohen's employment agreement, as amended, also provided for a grant on the effective date of the agreement of 60,000 shares of restricted stock under the Company's 2000 Plan.

     Pursuant to his employment agreement, Mr. Cohen was granted on March 12, 2001, nonqualified options to purchase 400,000 shares of Common Stock under the Company's 2000 Plan at a per-share option exercise price of $13.70, the fair market value of a share of Common Stock on the date of grant. Pursuant to the terms of grant, such options were scheduled to vest and to become exercisable by Mr. Cohen in equal installments on the first through fourth anniversary dates of the date of grant. In March 2001, Mr. Cohen was also granted, pursuant to the terms of his employment agreement, as amended, 60,000 shares of restricted stock under the Company's 2000 Plan, which shares were scheduled to vest in equal installments on each of the first, second and third anniversaries of the restricted stock grant date. In April 2002, Mr. Cohen was granted non-qualified options to purchase 450,000 shares of Common Stock under the Company's 2000 Plan at a per-share option exercise price of $23.30, the fair market value of a share of Common Stock on the date of grant, and was also granted 50,000 shares of restricted stock under the Company's 2000 Plan. Options and restricted shares granted to Mr. Cohen in April 2002 were scheduled to vest in equal installments on the last trading day of fiscal 2003, 2004, 2005 and 2006. Pursuant to the terms of grant, all options and restricted shares described above that were granted to Mr. Cohen in March 2001 and April 2002 were subject to immediate vesting in the event of, among other things, the termination of Mr. Cohen's employment without cause.

     Mr. Cohen's employment agreement provided that in the event that he resigned for good reason, as defined, or his employment was terminated by the Company without cause or by reason of his disability, the Company was obligated to pay him an amount equal to the aggregate of (i) his base salary through the date of termination, (ii) one year of his average cash compensation (defined as meaning the average base salary and performance bonus paid or payable to Mr. Cohen for the most recent full years (up to three) of employment by the Company), (iii) any accrued but unpaid performance bonus for the prior fiscal year, (iv) a prorated performance bonus for the partial fiscal year of termination, and (v) any other amounts due to Mr. Cohen under the employment agreement through the effective date of termination. The employment agreement required the Company to give Mr. Cohen not less than 60 days prior written notice of any intended termination of Mr. Cohen's employment without cause. In addition, in such event, the Company was obligated to continue for one year following the date of such termination certain life insurance, tax preparation, and medical benefits, and to permit Mr. Cohen to continue to participate in the Company's Executive Perquisites Plan, as provided to Mr. Cohen under his employment agreement.

     Mr. Cohen's employment agreement further provided that if his employment had been terminated by reason of his death, discharge for cause, or resignation other than for good reason, the Company would have been obligated to pay Mr. Cohen (or his estate, as the case may be), in essence, only such amounts as had been earned or accrued through the date of termination of employment. Moreover, if Mr. Cohen's employment had been terminated after a change of control (as defined in the agreement, other than for cause), the Company would have been required to pay him an amount in lieu of severance payments (but in addition to any amounts accrued through the date of termination), equal to 2.99 times the sum of his then current annual base salary, performance bonus for the most recent fiscal year of the Company and certain perquisite and other amounts, and to provide life insurance and medical benefits to Mr. Cohen and his family for three years following termination.

     The Company terminated Mr. Cohen's employment without cause effective August 7, 2002. The Company, GTECH Corporation and Mr. Cohen subsequently entered into a Separation Agreement and Mutual Release, dated as of December 13, 2002, setting forth the terms and conditions of Mr. Cohen's termination from the Company. Under this severance agreement, and substantially in accordance with the terms of Mr. Cohen's employment agreement, the Company made a lump-sum payment to Mr. Cohen in the amount of $1,700,000 (before deduction of any required tax withholdings.) In addition, Mr. Cohen was subsequently paid in accordance with the terms of his employment agreement, a prorated performance bonus with respect to fiscal 2003. The severance agreement further provides that, in lieu of Mr. Cohen's right under the employment agreement to receive reimbursement for relocation costs incurred in moving from Rhode Island back to Illinois, the Company shall make a second lump sum payment to Mr. Cohen in the amount of $550,000 (before deduction of any required tax withholdings) if, prior to January 6, 2005, Mr. Cohen sells his current residence in Providence, Rhode Island, and moves his principal residence to a place located 50 miles or more from the Company's headquarters in West Greenwich, Rhode Island. Under the terms of the severance agreement, Mr. Cohen shall not be eligible for any Company benefits or perquisites from and after the date of termination of his employment, except that the Company agreed: (i) until March 5, 2005, to continue to provide the medical coverage specified in Mr. Cohen's employment agreement in a manner comparable to senior executive officers of the Company (subject to certain rights of offset that the Company has in the event that Mr. Cohen receives medical coverage from a successor employer), and (ii) to treat Mr. Cohen's account under the Company's 401(k) plan in accordance with such plan. Mr. Cohen's severance agreement further provides in accordance with the terms of the applicable non-qualified stock option agreements and restricted stock agreements under which the Company granted stock options and restricted shares to Mr. Cohen ("Mr. Cohen's Stock-Related Agreements") that such of Mr. Cohen's stock options and restricted shares (other than 1,066 restricted shares awarded under the Company's Management Stock Bonus Program that were forfeited under plan rules and 16,386 restricted shares awarded under said program that are vested but are restricted from transfer through April 9, 2004) as were outstanding and previously unvested as of the date of termination of his employment became immediately vested in full and remained exercisable as provided in Mr. Cohen's Stock Related Agreements. The Company also agreed to provide Mr. Cohen, upon reasonable request, with a mutually acceptable letter of recommendation. Finally, the Company agreed to indemnify Mr. Cohen (to the extent permitted by law) in connection with claims or proceedings arising out of or relating to the performance of services by Mr. Cohen as a director, officer or employee of the Company.

     Under the terms of the severance agreement, Mr. Cohen agreed: (i) through January 6, 2006 (subject to receiving reasonable accommodation of his business schedule, reasonable notice, compensation at a reasonable hourly rate (but not less than $315 per hour) and reimbursement of expenses), to reasonably assist the Company in connection with litigation or governmental investigation or reviews involving the Company, (ii) to not knowingly use for his own benefit or disclose to any unauthorized person any confidential information relating to the Company (subject to standard exceptions), (iii) that all intellectual property rights relating to the business of the Company developed during the period of his employment with the Company are owned by the Company, and (iv) through January 6, 2005, not to engage in any lottery business (as defined in the severance agreement) anywhere in the world, or disturb or interfere with any business relationship between the Company and its customers, suppliers or business associates (including its employees). Mr. Cohen's severance agreement contained releases by which the Company and Mr. Cohen each released the other with respect to causes of action arising on or before January 6, 2003, other than under the severance agreement or Mr. Cohen's Stock-Related Agreements.

     In March 2003, Mr. Cohen attempted to exercise the options granted in April 2002, described above, to purchase 450,000 shares of Common Stock at a per-share exercise price of $23.30. The non-qualified stock option agreement entered into between Mr. Cohen and the Company respecting the April 2002 grant of options provides by its terms that, in the event that Mr. Cohen's employment is terminated without cause, options remaining exercisable must be exercised within six months from the date of termination (i.e., by February 7, 2003). Because Mr. Cohen had failed to exercise his April 2002 options within the term provided in the applicable stock option agreement, the Company did not permit Mr. Cohen to exercise these options. In May 2003, Mr. Cohen filed suit in Rhode Island Superior Court against the Company and the attorneys who had advised him in connection with the negotiation of his severance agreement, respecting his attempt to exercise the April 2002 stock options. The suit, captioned Howard S. Cohen v. GTECH Corporation, GTECH Holdings Corporation, Michael J. Tuchman, Levenfeld Pearlstein, Charlene F. Marant and Marant Enterprises Holdings LLC, alleges that: (i) the Company breached its agreements with Mr. Cohen in failing to allow him to exercise his April 2002 options; (ii) through fraud by the Company, or the mutual mistake of the parties, the April 2002 option grant does not reflect the intent of the parties, and (iii) the Company had a duty to advise Mr. Cohen of his mistaken belief (if such it was) as to the exercise term of the April 2002 options, and failed to so advise Mr. Cohen. Mr. Cohen also alleges that his attorneys had failed in their duty of care in misadvising him as to the correct period during which he could exercise his options, and, in addition, had practiced law in Rhode Island without a license in violation of applicable Rhode Island law. Mr. Cohen seeks damages against the Company and the other defendants in an amount of not less than $4,000,000, plus interest, costs and reasonable attorneys fees. With respect to the Company, he also seeks an order reforming the terms of the April 2002 option grant to reflect the alleged intent of the parties with respect to the post-termination exercise term, and other equitable relief. Mr. Cohen also asks for a declaratory judgment construing the Company's 2000 Plan, and Mr. Cohen's employment and severance agreements, as to the relevant option exercise period. The Company believes that it has good defenses to the claims made by Mr. Cohen in this lawsuit and intends to vigorously defend itself in these proceedings.

Other Named Officers

     The Company does not presently have formal employment agreements with the other current Named Officers, although the Company and these executives (and certain other executives) have entered into: (i) change in control agreements, with respect to employment arrangements in the event of a change in control of the Company and (ii) severance agreements, with respect to the termination of such executive's employment by the Company, generally.

     The change in control agreements referenced above provide for three-year employment terms for the covered executives commencing upon the date a change in control occurs (as defined in the agreements), or earlier in certain circumstances where actions are taken in anticipation of a change in control. During such employment term, the covered executive is to be employed in a position at least equal in all material respects with the highest position held by such executive during the six months immediately preceding the change in control, and will be entitled to a base annual salary, and annual bonus and benefits in values and amounts at least equal to those provided by the Company to the executive immediately prior to the commencement of the term of employment. In addition, upon the occurrence of a change in control, all benefits accrued by the executive under all non-qualified Company plans (including the Supplemental Retirement Plan) will become fully vested and shall be contributed to a rabbi trust for the benefit of the covered executive, and all options held by the executive will become fully vested and exercisable by the executive.

     If, following a change in control of the Company, an executive's employment is terminated during the term of employment (including as a result of resignation by executive with good reason, as defined in the agreement), such agreement provides with respect to the year in which his employment is terminated, that he will receive his base salary, bonus, and other compensation and benefits through the date of termination in accordance with Company policy in effect immediately prior to the commencement of the term of employment. In the event that a covered executive's employment is terminated (other than for cause, as defined in the agreement) or such executive resigns for good reason, the Company is obligated to pay an amount equal to 2.99 times the sum of: (i) his then-current annual base salary; (ii) the total cash bonus received by the executive during the most recent full fiscal year; plus (iii) the maximum amount allowable under the Executive Perquisite Program during the most recent calendar year. In addition, the covered executive (together with his beneficiaries and dependents) will become fully vested in and continue to participate for up to three years at no cost to the executive in all Company life insurance and welfare plans on terms at least as favorable to executive as in effect immediately prior to termination. In addition, the executive will be entitled to receive the sum of all benefits accrued under the non-qualified plans plus the product of 2.99 times the average benefit accrued and/or contributions made to such non-qualified plans over the preceding three years. Such agreements further provide for the payment to the covered executives of amounts equal to any excise tax due as any payment or benefit constituting a "parachute payment" within the meaning of Section 280G of the Code, together with amounts necessary to gross-up such executives for any taxes due with respect thereto. Under the terms of the Company's option plans and various agreements, the exercisability of outstanding stock options may accelerate in the event of a change in control or termination of employment.

     The severance agreements referenced above provide that in the event that the Company terminates the executive's employment (other than for cause (as defined in the severance agreement) or by reason of the executive's death, disability, or resignation), the Company shall, for a period of 12 months after termination, continue paying executive's base salary and providing executive with specified insurance benefits.

Company Plans

     The Company has two defined contribution 401(k) retirement savings and profit sharing plans (the "Plans") covering (subject to applicable time of service requirements) substantially all full-time employees in the United States, including the Named Officers, and employees in the Commonwealth of Puerto Rico. Under these Plans, an eligible employee may elect to defer receipt of a portion of base pay for each year. The Company contributes this amount on the employee's behalf to the Plans and also makes a matching contribution. For periods prior to January 1, 2001, the employer matching contribution was equal to 50% of the amount that the employee had elected to defer up to 5%, for a maximum matching contribution of 2.5% of the employee's base pay. Effective January 1, 2001, the Company increased the matching contribution for the United States Plan to 100% of the first 3% and 50% of the next 2% that the employee has elected to defer, up to a maximum matching contribution of 4% of the employee's base pay. Effective March 1, 2003, the Company has decreased its matching contribution for the United States Plan, in order to align with competitive practice, such that the Company will match up to 100% of the first 3% of the employee's base pay that the employer elects to defer. The Company, at its discretion, may contribute additional amounts to the Plans on behalf of employees based upon its profits for a given fiscal year. Participants are 100% vested at all times in their entire account balance in the Plans. Benefits under the Plans generally will be paid to participants upon retirement or in certain other limited circumstances. The Company also has a Supplemental Retirement Plan, that is a defined contribution plan that provides to certain key employees, including the Named Officers, additional retirement benefits. The Company, at its discretion, may contribute additional amounts to the plan on behalf of such key employees equal to the percentage of profit sharing contributions contributed for the calendar year, multiplied by the key employees' compensation (as defined) for such year. See "Summary Compensation Table," above.

     Commencing with respect to fiscal 2001, each executive officer of the Company has been required to receive a portion of his or her incentive bonus in the form of restricted shares of the Company's Common Stock. Under the Company's Management Stock Bonus Program, as in effect with respect to fiscal 2003, each executive officer was required to receive twenty percent (20%) of his or her bonus for fiscal 2003 in the form of restricted shares of the Company's Common Stock. The calculation of the portion of the fiscal 2003 bonus to be taken in stock (the "mandatory stock bonus") was determined by using the closing price of the Common Stock on the New York Stock Exchange on the last trading day of the fiscal 2003, which was $27.24 (the "original stock price"). In addition, each executive officer was provided with the opportunity to elect to receive any portion of the remainder of his or her fiscal 2003 bonus in the form of restricted shares of the Company's Common Stock. The calculation or the additional bonus taken in stock (the "optional stock bonus") was also determined using the original stock price. Both the mandatory stock bonus and the optional stock bonus vested immediately upon grant, and are restricted from sale or transfer for a two (2) year period from April 1, 2003, the effective date of the award.

     The following paragraph describes the terms of certain additional awards of restricted shares under the Company's Management Stock Bonus Program.

     Under the terms of the Company's Management Stock Bonus Program, each executive officer received with respect to fiscal 2003, a supplemental award of restricted shares, determined using a 20% discount from the original stock price as applied to the mandatory stock bonus (the "mandatory 20% discount award"). The mandatory 20% discount award will vest two years after the effective date of the award, if the executive officer is continuously employed by the Company for such two year period. If the executive officer elected with respect to fiscal 2003 to receive an optional stock bonus, he or she was awarded a supplemental stock bonus calculated using a 20% discount from the original stock price (the "optional 20% discount award"). The optional 20% discount award will also vest two years from the effective date of the award, provided that the executive officer is continuously employed by the Company for such two year period and has retained ownership, without any transfer or assignment, of all such restricted shares granted under the Management Stock Bonus Program. Further, if the executive officer elected with respect to fiscal 2003 to receive an optional stock bonus, he or she will receive a supplemental stock bonus calculated using a 25% discount from the original stock price (the "optional 25% discount award"). The optional 25% discount award will vest if the executive officer remains continuously employed by the Company for a three year period from the effective date of the award and has retained ownership, without transfer or assignment, of all such restricted shares granted under the Management Stock Bonus Program during that period.

     Under the terms of the Company's Management Stock Bonus Program as in effect for fiscal 2003, if the executive officer is terminated for cause or resigns before the applicable restriction (i.e., two or three years) lapses, the mandatory 20% discount award, optional 20% discount award and optional 25% discount award are forfeited. If the employment relationship terminates for any other reason, stock awarded under the optional 20% discount award and optional 25% discount award will vest, and the restrictions on sale or transfer of the stock continue for the two or three year period. The shares issued to the executive officers pursuant to the Company's Management Stock Bonus Program is funded out of shares of the Company's Common Stock held in treasury. All grants of shares are subject to the terms and conditions of applicable agreements with each executive officer and, for purposes of reference only, to the provisions of the Company's 2002 Plan. See "Summary Compensation Table" above.

     After the close of fiscal 2003, the Human Resources and Compensation Committee adopted the Senior Staff Officer Stock Ownership Plan (the "Stock Ownership Plan") with effect from and after fiscal 2004. Under the terms of the Stock Ownership Plan, the Company's Chief Executive Officer and its senior staff (which include the Company's Executive Vice President and Chief Operating Officer; Senior Vice President, Business and Corporate Development; Senior Vice President, Business Development and Public Affairs; Senior Vice President and Chief Financial Officer; Senior Vice President and Chief Technology Officer;

Senior Vice President and General Counsel; Senior Vice President, Global Services; and Senior Vice President, Human Resources; and such other executives as may be from time-to-time designated as members of senior staff) are required to own Common Stock with a market value equal to, or greater than, a specified percentage of their respective base salaries. With respect to fiscal 2004 (the first year of the Stock Ownership Plan) the Chief Executive Officer is required to own Common Stock with a market value of not less than 40% of his base salary, while other Stock Ownership Plan participants are required to own Common Stock with a market value of not less than 20% of their respective base salaries. The stock ownership requirements of the Stock Ownership Plan (expressed as a percentage of each participant's base salary) increase in ratable annual increments, until, with respect to fiscal 2008 and subsequent years, the Chief Executive Officer is required to own Common Stock with a market value of not less than 200% of his base salary, while other Stock Ownership Plan participants are required to own Common Stock with a market value of not less than 100% of their respective base salaries.

     Compliance with these stock ownership requirements shall be tested as of the close of each fiscal year based upon then-existing Common Stock values and base salaries, and shall be monitored through a process by which the Company's Legal Department must pre-approve sales of Common Stock by Stock Ownership Plan participants.

     The terms of the Stock Ownership Plan permit the Human Resources and Compensation Committee to grant exceptions to the requirements of the Stock Ownership Plan in cases of hardship or other exceptional circumstances.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The graph set forth below compares, for the period February 28, 1998 through February 22, 2003 (the end of the Company's 2003 fiscal year), the cumulative total return to holders of Common Stock of the Company with the cumulative total return of the Standard & Poor's Composite 500 Index (the "S&P 500"), a peer group index ("Peer Group 1") of three companies, and a second peer group index ("Peer Group 2") of four companies, selected by the Company. Peer Group 1 consists of International Lottery & Totalizator Systems, Inc. (supplier of on-line lottery and totalizator goods and services), International Game Technology (gaming equipment manufacturer and supplier of on-line lottery goods and services) and Scientific Games Holdings Corporation (supplier of paper lottery tickets and on-line lottery goods and services). Peer Group 2 consists of Electronic Data Systems (provider of global information technology services), First Data Corporation (provider of electronic commerce and payment services), FiServ Inc. (full-service provider of integrated data management services and information management systems), and Global Payments Inc. (electronic transaction processing services). The Company elected to use Peer Group Indices rather than a published industry or line of business index because the Company is not aware of any such published index of companies which are as comparable in terms of their businesses. The Company has elected to use as its Peer Group Indices two Peer Groups, the first comprising companies in the lottery and gaming industries, and the second, consisting of a broad range of commercial transaction processing companies, because of the Company's belief that the businesses of both Peer Groups are comparable to the business of the Company and together provide a better basis for comparing the Company's shareholder return performance than would either Peer Group taken individually. For the purposes of the Peer Group Indices, both Peer Group 1 and Peer Group 2 companies have been weighted based upon their relative market capitalizations.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
              AMONG GTECH HOLDINGS CORPORATION, THE S&P 500 INDEX,
                              AND TWO PEER GROUPS

                              (PERFORMANCE GRAPH)

---------------------------------------------------------------------------------------------------------------------
                                                        Base
                                                       Period
                Company/Index Name                     Feb 98     Feb 99     Feb 00     Feb 01     Feb 02     Feb 03
---------------------------------------------------------------------------------------------------------------------
 GTECH HOLDINGS CORP.                                  $100.00    $63.73     $56.34     $76.03     $150.25    $163.94
 S&P 500                                               $100.00    $119.74    $133.78    $122.81    $111.13    $ 85.92
 PEER GROUP 1                                          $100.00    $78.11     $77.00     $212.02    $278.45    $313.61
 PEER GROUP 2                                          $100.00    $95.60     $183.10    $150.44    $99.71     $ 58.60

     The above graph assumes an investment of $100 in the Company, the S&P 500 companies and in the Peer Group companies on February 28, 1999, and that all dividends were reinvested. The performances indicated in the above graph and table are not necessarily indicative of future performance.

     The reported closing price of the Company's Common Stock on the New York Stock Exchange on February 21, 2003 (the last trading day in the Company's 2003 fiscal year) was $27.24. On June 5, 2003, such closing price was $34.95.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of GTECH Holdings Corporation (the "Audit Committee") is composed of three non-employee directors of the Company who have been determined by the Board to be independent and, collectively, to possess the financial literacy and experience required by New York Stock Exchange and Securities and Exchange Commission rules. The Audit Committee operates under a written Audit Committee Charter adopted by the Board, a copy of which is attached as an appendix to this proxy statement.

     Management has the primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls, and the Company's independent accountants are responsible for auditing the Company's financial statements. The Audit Committee's responsibility is to oversee these processes on behalf of the Board. However, the Audit Committee is not providing any expert or special assurances as to the Company's financial statements or any professional certification as to the independent accountant's work.

     In fulfilling its oversight responsibilities, the Audit Committee, among other things:

     - Reviewed and discussed with the Company's management, internal auditors, and its independent accountants the Company's fiscal 2003 audited consolidated financial statements, including the overall quality of the Company's accounting policies.

     - Discussed with the Company's independent accountants matters required to be discussed under generally accepted auditing standards, including matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by generally accepted auditing standards.

     - Discussed with the Company's independent accountants their independence from the Company, received from them the written disclosures required by the Independence Standards Board and considered whether the independent accountants' provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements is compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent accountants for audit and non-audit services.

     Based on these reviews, meetings, discussions, and reports, and subject to the limitations on the Audit Committee's role and responsibilities referred to above and as outlined in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for fiscal 2003 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Audit Committee also recommended the selection of Ernst & Young LLP as the Company's independent accountants for fiscal 2004.

                                          Audit Committee:

                                          Burnett W. Donoho, Chairman
                                          Robert M. Dewey, Jr.
                                          The Rt. Hon. Sir Jeremy Hanley, KCMG
June 17, 2003

INDEPENDENT AUDITORS AND FEES

     The firm of Ernst & Young LLP, independent public accountants, served as the Company's auditors for fiscal 2003 and the Board of Directors has selected Ernst & Young LLP as auditors of the Company for its fiscal year ending February 28, 2004, subject to ratification of this selection by the Shareholders at the Meeting. See "Proposal 3 -- Ratification of the Appointment of Auditors," above.

     For the fiscal years 2003 and 2002, fees paid by the Company for services provided by Ernst & Young LLP were as follows:

                                                                   FISCAL YEAR
                                                              ----------------------
                                                                 2003        2002
                                                              ----------   ---------
Audit Fees..................................................  $  776,000     768,000
Audit Related Fees..........................................  $  892,000     654,000
Tax Fees*...................................................  $1,862,000     899,000
All Other Fees..............................................          --          --
                                                              ----------   ---------
                                                              $3,530,000   2,321,000
                                                              ==========   =========

     * Tax fees include $470,000 and $645,000 relating to tax compliance and preparation fees for fiscal 2003 and 2002, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain current and former officers and directors of the Company are parties to indemnification agreements with the Company providing for advances of their expenses and their indemnification by the Company against certain liabilities (including legal fees and expenses) incurred in legal proceedings or otherwise in connection with their present or past status as an officer or director of the Company. In addition, the Company's By-Laws provide for similar advancement of expenses to and indemnification of directors and officers of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities ("reporting persons") to file certain reports of ownership and changes in their ownership of the Company's equity securities with the SEC and the New York Stock Exchange.

     Based solely on the Company's review of Forms 3, 4 and 5 received by it from reporting persons with respect to fiscal year 2003, the Company believes that all Forms 3, 4 and 5 required of reporting persons by Section 16(a) were filed on a timely basis.

SOLICITATION OF PROXIES

     The cost of soliciting the proxies will be paid by the Company. Directors, officers and employees of the Company may solicit proxies in person, or by mail, telephone or telegraph, but no such person will be specifically compensated for such services. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held of record by them and will reimburse them for their reasonable out-of-pocket expenses in so doing.

SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy material for the 2004 Annual Meeting of Shareholders, shareholders' proposals to take action at such meeting must comply with applicable SEC rules and regulations, must be directed to the Secretary of the Company at its offices set forth on page 1 of this proxy statement, and must be received by the Company not later than February 21, 2004.

MISCELLANEOUS

     A copy of the Company's 2003 Annual Report to Shareholders either has previously been mailed to you or is being mailed with this proxy statement but is not to be regarded as proxy solicitation material.

     THE COMPANY, UPON REQUEST, WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS) FOR FISCAL 2003. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND THE PAYMENT OF A REASONABLE CHARGE. ALL REQUESTS SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT OF THE COMPANY AT THE OFFICES OF THE COMPANY SET FORTH ON PAGE 1 OF THIS PROXY STATEMENT.

                                          By order of the Board of Directors,

                                          Marc A. Crisafulli, Secretary

June 19, 2002

                                   APPENDIX A

                           GTECH HOLDINGS CORPORATION
                            AUDIT COMMITTEE CHARTER

PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of GTECH Holdings Corporation (the "Company") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including the Company's systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company's financial statements, and of the Company's legal compliance with ethics programs and policies as established by management and the Board. The Committee also shall assist the Board in such other matters as may be appropriately delegated to the Committee by the Board from time to time.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention and shall have full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts to assist the Committee in fulfilling its role. The Board and the Committee are in place to represent the Company's shareholders. Accordingly, the Committee shall be directly responsible for the appointment, compensation, and oversight of the work of the Company's independent auditors.

     The Committee shall review the adequacy of its charter on an annual basis and obtain the approval of the Board.

COMPOSITION

     The Committee shall consist of not less than three members of the Board, and the Committee's composition shall comply with the applicable rules and requirements of the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE") relating to audit committees.

     Accordingly, within the time frames mandated by the applicable rules and requirements of the SEC and NYSE, all of the members of the Committee shall be directors:

          1. who have no relationship that may interfere with the exercise of their independence from management and the Company; and

          2. who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise. In addition, it is the Committee's intention that at least one of its members shall qualify as a "financial expert", as such term is defined by applicable SEC rules.

RESPONSIBILITIES AND PROCESSES

     The Committee's primary role is one of oversight. The Committee and the Board recognize that the Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee and the Board recognize that the Company's financial management, including the Company's internal audit staff, as well as the independent auditors, have more time and knowledge and more detailed information concerning the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certificate as to the independent auditors' work.

     The following shall be the common recurring activities of the Committee in carrying out its oversight function. These activities are set forth as a guide, with the understanding that the Committee may diverge from this guide as it considers appropriate given the circumstances.

     - The Committee generally shall endeavor to help set the overall "tone" for quality financial reporting, sound business risk practices and ethical behavior by the Company.

     - The Committee shall review with management and the independent auditors prior to release to the public the audited financial statements to be included in the Company's annual report on Form 10-K (or in the annual report to shareholders if distributed prior to the filing of Form 10-K), and shall review and consider with the independent auditors the results of their audit and the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

     - As a whole, or through the Committee chair, the Committee shall review with management and the independent auditors prior to release to the public the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q, and shall review and consider with the independent auditors the matters required to be discussed by SAS No. 71.

     - The Committee shall review with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the quality, adequacy and degree of aggressiveness or conservatism of the accounting principles and estimates used or proposed to be used by the Company.

     - The Committee shall: request from the independent auditors annually a formal written statement delineating all relationships between such auditors and the Company consistent with Independence Standards Board Standard No. 1; discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors' independence; and recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

     - The Committee shall review with the independent auditors and pre-approve the scope of their annual audit and their fees for non-audit services.

     - The Committee shall review with management, the internal auditors and the independent auditors the effectiveness of the Company's internal audit function, including the adequacy of the Internal Audit Department's staffing, the degree of its independence and its access to and cooperation from the highest levels of management in the performance of its duties.

     - The Committee shall prepare or cause to be prepared for inclusion in the Company's proxy statements the Audit Committee report when and as required by applicable SEC rules.

     - The Committee shall report to the Board periodically concerning the material activities of the Committee.

     - The Committee shall request from and review with its independent auditors, at least annually, a report containing:

      - All critical accounting policies and practices

      - All alternative treatments of financial information within general accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors

      - Other material written communications between the independent auditors and Company management, such as any management letter or schedule of unadjusted differences

     - The Committee shall work to resolve any disagreements between management and the independent auditors regarding financial reporting.

     Within the time frames mandated by applicable rules and requirements of the SEC and the NYSE, the Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns respecting questionable accounting or auditing matters.

                                   APPENDIX B

                           GTECH HOLDINGS CORPORATION
                 CORPORATE FINANCIALS MANAGEMENT INCENTIVE PLAN

I.  PHILOSOPHY

     It is the philosophy of GTECH Holdings Corporation (the "Company") that incentive compensation should be performance based so as to provide incentives to achieve both short-term financial results and longer-term strategic objectives. Consistent with this belief, the primary focus of the Company's Corporate Financials Management Incentive Plan (the "Plan") is to provide incentives to the Company's senior executives by rewarding the achievement of annual financial objectives.

II.  PLAN ELIGIBILITY

     The Company's Chief Executive Officer and Senior Staff are eligible to participate in the Plan.

     For purposes of the Plan, "Senior Staff" is defined to include the Company's Executive Vice President and Chief Operating Officer; Senior Vice President, Business and Corporate Development; Senior Vice President, Business Development and Public Affairs; Senior Vice President and Chief Financial Officer; Senior Vice President and Chief Technology Officer; Senior Vice President and General Counsel; Senior Vice President, Global Services; Senior Vice President, Human Resources; and such other executives as may be designated from time-to-time as members of senior staff.

     An individual must be an active employee at the time annual bonus payments are made under the Plan to be eligible to receive a bonus payment under the Plan.

III.  FINANCIAL CRITERIA

     The financial criteria to be applied under the Plan are as follows:

                                                                             GLOBAL
                                                              CORPORATE     SERVICES
ELIGIBLE POSITION                                             FINANCIALS   FINANCIALS
-----------------                                             ----------   ----------
All positions except SVP, Global Services...................     100%
SVP, Global Services........................................      50%          50%

IV.  CORPORATE AND GLOBAL SERVICES FINANCIALS COMPONENTS

     The Corporate and Global Services Financials categories are each comprised of two components:

     Operating Income -- Ninety percent of the bonus payable to an eligible participant under the Plan with respect to a fiscal year shall be determined by reference to achievement against an operating income performance target. The operating income performance target shall be established annually and shall be defined on the basis of year-over-year increase in operating income at the corporate level (i.e., as measured by reference to consolidated Company financials) or, in the case of the Senior Vice President, Global Services, the global services level (i.e., as measured by reference to services division financials). Operating income resulting from acquisitions will be included in the corporate level calculation in the year of acquisition through an intra-year adjustment established by the Human Resources and Compensation Committee.

     Revenue Growth -- The remaining ten percent of the bonus payable to an eligible participant under the Plan with respect to a fiscal year shall be determined by reference to achievement against a revenue growth performance target. This revenue growth performance target shall be established annually and shall be defined on the basis of the Company's year-over-year annualized revenue growth rate determined by reference to the Company's gross revenues for the final quarter of each respective fiscal year.

V.  TARGET AND MAXIMUM BONUSES

     Target bonus levels for the Chief Executive Officer and Senior Staff are set by individual agreement.

     Bonus amounts may be awarded with respect to the respective components of the Corporate and Global Services Financials categories in a range from 0-200% of the applicable targets, based on the level of achievement against the applicable financial targets (which are to be approved by the Human Resources and Compensation Committee of the Board of Directors (the "Board") at the start of the applicable fiscal year). The targets established for the Plan will correlate with the Company's three to five year financial plan.

     The aggregate target bonus for a participant under the Plan will not exceed 90% of such participant's base salary.

     Maximum bonuses will be paid based on the following performance goal achievement:

     - Corporate Financials -- Operating Income: If 225% or more of the performance target is achieved, 200% of the targeted award will be paid.

     - Global Services -- Operating Income: If 106% or more of the performance target is achieved, 200% of the targeted award will be paid.

     - Revenue growth: If 130% or more of the performance target is achieved, 200% of the targeted award will be paid.

     Bonus payments paid to a Plan participant with respect to any fiscal year under this Plan shall not exceed the lesser of 180% of such participant's then-applicable base salary or $1,900,000.

VI.  BONUS AWARD CALCULATIONS AND PAYMENTS

CALCULATING AWARDS:

     Bonuses under the Plan are calculated as follows:

     All positions except Senior Vice President, Global Services:

          (Base Salary as of December 1) X (bonus target %) X (90%) X (Corporate Operating Income achievement %) + (Base Salary as of December 1) X (bonus target %) (10%) X (Revenue Growth achievement %)

     Senior Vice President, Global Services:

          (Base Salary as of December 1) X (bonus target %) X (45%) X (Corporate Operating Income achievement %) + (Base Salary as of December 1) X (bonus target %) X (5%) X (Revenue Growth achievement %) + (Base Salary as of December 1) X (bonus target %) X (50%) X (Global Services Operating Income achievement %)

PAYMENTS:

     Bonuses awarded under the Plan shall be paid in cash, subject to the terms of the Company's Management Stock Bonus Program, which, as currently in effect, requires executive officers of the Company to receive a specified percentage of their respective bonuses, and provides executive officers with the opportunity to elect to receive any portion of the remainder of their respective bonuses, in the form of restricted shares of the Company's Common Stock. Any restricted shares issued in accordance with the Company's Management Stock Bonus Program with respect to a bonus payable under the Plan shall be issued under the Company's 2002 Omnibus Stock Option and Long-Term Incentive Plan, or such successor plan as shall be approved by the shareholders of the Company from time-to-time. No additional shares of the Company's Common Stock may be issued under this Plan.

VII.  PLAN ADMINISTRATION AND AMENDMENT

     The Human Resources and Compensation Committee of the Company's Board shall administer the Plan and shall be responsible for designating eligible participants within the class described in Section II above. The Human Resources and Compensation Committee shall also establish specific annual performance targets, as described above, that must be met in order for annual bonuses to be paid under the Plan to the Chief Executive Officer and Senior Staff, subject to applicable requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     The Board reserves the right in its discretion from time to time to modify, amend or discontinue the Plan.

                          -- DETACH PROXY CARD HERE --

--------------------------------------------------------------------------------

[ ]       PLEASE SIGN, DATE AND RETURN
          THE PROXY CARD PROMPTLY
          USING THE ENCLOSED ENVELOPE.

          [X]
VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.

(1) Election of Burnett W. Donoho, James F. McCann and W. Bruce Turner as directors of GTECH Holdings Corporation for a three-year term of office expiring in 2006.

       VOTE FOR         WITHHOLD AUTHORITY      VOTE FOR ALL, EXCEPT FOR
     ALL NOMINEES        FOR ALL NOMINEES       THE FOLLOWING NOMINEE(S)

          [ ]                   [ ]                       [ ]

(Insert the name(s) of the nominee(s) for whom you do not wish to vote in the space provided.)

                                                     FOR     AGAINST     ABSTAIN

(2)   Approval of the Corporate Financials           [ ]       [ ]         [ ]
      Management Incentive Plan for Chief
      Executive Officer and Senior Staff.

(3)   Ratification of Ernst & Young LLP,             [ ]       [ ]         [ ]
      independent certified public accounts,
      as auditors for the fiscal year ending
      February 28, 2004.

(4) In their discretion, on such other business as may properly come before the Meeting.

            To change your address, please mark this box.      [ ]

            To include any comments, please mark this box.     [ ]

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      S  C  A  N     L  I  N  E

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      Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign name by authorized person

Date                    Share Owner sign here        Co-Owner sign here

-----------------       -----------------------      ---------------------------

                                      PROXY

                           GTECH HOLDINGS CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS, AUGUST 4, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints MARC A. CRISAFULLI, MICHAEL K. PRESCOTT and DENISE M. OGILVIE and each or any of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as specified on the reverse side, all of the shares of Common Stock of GTECH HOLDINGS CORPORATION, held of record by the undersigned on June 13, 2003, at the Annual Meeting of Shareholders of GTECH Holdings Corporation to be held August 4, 2003, and at any adjournment thereof.

         The Board of Directors recommends a vote FOR Proposal No. 1, FOR Proposal No. 2, and FOR Proposal No 3. This Proxy, when properly executed, will be voted as specified on the reverse side. THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3 IF NO SPECIFICATION IS MADE.

                      (Continued and to be dated and signed on the reverse side)

                                GTECH HOLDINGS CORPORATION
                                P.O. BOX 11349
                                NEW YORK, N.Y. 10203-0349